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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TYCO INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tyco International Ltd. Second Floor 90 Pitts Bay Road Pembroke HM 08, Bermuda
Tele: 441 292-8674 Fax: 441 295-9647

January 23, 2006

Dear Shareholder,

        You are cordially invited to attend the 2006 Annual General Meeting of Shareholders of Tyco International Ltd., which will be held on March 9, 2006 at 9:00 a.m., Eastern Time, at the MODIS Building, Second Floor Auditorium, 1 Independent Drive, Jacksonville, Florida 32202. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card at your earliest convenience.

        On behalf of the Board of Directors and the management of Tyco, I extend our appreciation for your continued support.

Yours sincerely,

Edward D. Breen Chairman and Chief Executive Officer

Tyco International Ltd.
Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

2006 Proxy Statement

TYCO INTERNATIONAL LTD.

NOTICE OF 2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 9, 2006

        NOTICE IS HEREBY GIVEN that the 2006 Annual General Meeting of Shareholders of Tyco International Ltd. will be held on March 9, 2006 at 9:00 a.m., Eastern Time, at the MODIS Building, Second Floor Auditorium, 1 Independent Drive, Jacksonville, Florida 32202 for the following purposes:

  1.
  To take the following actions with respect to the Board of Directors:

  a.
  Set the maximum number of directors at 12;

  b.
  Elect as directors the 11 nominees proposed by the Board of Directors; and

  c.
  Authorize the Board of Directors to appoint an additional director to fill the vacancy proposed to be created on the Board of Directors.

  2.
  To re-appoint Deloitte & Touche LLP as the independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration; and

  3.
  To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

        During the meeting, management also will present Tyco's audited consolidated financial statements for the fiscal year ended September 30, 2005.

        This Notice of Annual General Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about January 26, 2006 to each holder of record of Tyco common shares at the close of business on January 9, 2006. Only holders of record of Tyco common shares on January 9, 2006 are entitled to notice of, and to attend and vote at, the Annual General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your common shares are represented at the meeting. Tyco shareholders of record who attend the meeting may vote their common shares personally, even though they have sent in proxies.

                        By Order of the Board of Directors,

                        William B. Lytton
                        Executive Vice President and General Counsel

January 23, 2006

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO INTERNATIONAL LTD., SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE PERSONALLY AT THE MEETING. 2006 Proxy Statement

2006 Proxy Statement            i

ii            2006 Proxy Statement

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Tyco has sent this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because Tyco's Board of Directors is soliciting your proxy to vote at the Annual General Meeting on March 9, 2006. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Tyco. Tyco's 2005 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 30, 2005, which includes the audited consolidated financial statements of Tyco for the fiscal year ended September 30, 2005, are enclosed with or have been sent in advance of these materials.

Tyco has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record") as of the close of business on January 9, 2006, the record date for the Annual General Meeting. Any Tyco shareholder as of the record date who does not receive a copy of this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Annual General Meeting or by contacting Tyco at (441) 292-8674.

Tyco has requested that banks, brokerage firms and other nominees who hold Tyco common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on January 9, 2006 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Tyco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Tyco has provided for these materials to be sent to persons who have interests in Tyco common shares through participation in the company share funds of the Tyco retirement savings plans and employee share purchase plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees of these plans how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.
Who is entitled to vote?
Each holder of record of Tyco common shares on January 9, 2006, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

2006 Proxy Statement            1

How many votes do I have?
Every holder of a common share on the record date will be entitled to one vote per share for each director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On January 9, 2006, there were 2,034,090,023 common shares outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Tyco intends to present proposals numbered one and two for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
• The following matters relating to the Board of Directors:

•	Setting the maximum number of directors at 12;
•	Electing as directors the 11 nominees proposed by the Board of Directors; and
•	Authorizing the Board of Directors to appoint an additional director to fill the vacancy proposed to be created on the Board of Directors.

• Re-appointment of Deloitte & Touche LLP as the independent auditors and authorization of the Audit Committee of the Board to set the auditors' remuneration.

Other than matters incident to the conduct of the Annual General Meeting, Tyco does not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco common shares. Registration will begin at 8:00 a.m. Eastern Time, and the Annual General Meeting will begin at 9:00 a.m. Eastern Time.
How do I vote?	You can vote in the following ways:
•
By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can vote by following the instructions on your voting instruction card.

2            2006 Proxy Statement

•
At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.
Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card to vote your common shares by proxy.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your common shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card or voting instruction card but do not indicate instructions for voting, your common shares will be voted "FOR" the setting of the maximum number of directors at 12; "FOR" the election of all 11 nominees to the Board of Directors named on the proxy card; "FOR" the authorization of the Board of Directors to appoint an additional director to fill the vacancy proposed to be created on the Board of Directors, "FOR" proposal two and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.
May I change or revoke my vote after I return my proxy or voting instruction card?	You may change your vote in one of three ways at any time before it is exercised:
	•	Notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy;
	•	Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
	•	If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.
What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of the proxy materials, Annual Report and Form 10-K will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Tyco's common shares, your broker, bank or other nominee may deliver only one copy of the Proxy Statement, Annual Report and Form 10-K to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Tyco will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement, Annual Report and Form 10-K to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the Proxy Statement, Annual Report and Form 10-K, now or in the future, should submit their request to Tyco by telephone at (441) 292-8674 or by submitting a written request to Tyco Shareholder Services, Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

2006 Proxy Statement            3

What constitutes a quorum?	The presence, in person or by proxy, of the holders of a majority of the common shares outstanding and entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of business.
What vote is required in order to approve each proposal?
The affirmative vote of a majority of the common shares represented and voting at the Annual General Meeting is required for setting the maximum number of directors on the Board of Directors, election of directors, and authorization of the Board of Directors to appoint an additional director to fill the vacancy proposed to be created on the Board of Directors as well as for the re-appointment of Tyco's independent auditors and authorization of the Audit Committee of the Board of Directors to set the auditors' remuneration. Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

4            2006 Proxy Statement

Returning Your Proxy Card

        Tyco shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

In Bermuda:	In the United States:
by 5:00 p.m. on March 8, 2006 by hand or mail at:	by 8:00 a.m. on March 9, 2006 by mail at:
Tyco International Ltd. Second Floor, 90 Pitts Bay Road Pembroke HM 08, Bermuda	Tyco International Ltd. c/o Mellon Investor Services P.O. Box 3510 South Hackensack, NJ 07606-9247 United States of America
In the United Kingdom:	In Australia:
by 5:00 p.m. on March 8, 2006 by hand or mail at:	by 5:00 p.m. on March 8, 2006 by hand or mail at:
Tyco International Ltd. c/o Tyco Holdings (UK) Limited Law Department 7th Floor Broadgate West 9 Appold Street London EC2A 2AP United Kingdom	Tyco International Ltd. c/o Tyco International Pty. Limited Unit 38, 38 South Street, Rydalmere NSW 2116 Australia

        If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco common shares on your behalf.

2006 Proxy Statement            5

CORPORATE GOVERNANCE

Corporate Governance Principles

        The Board of Directors has adopted governance principles to provide guidelines for the Company and the Board to ensure effective corporate governance. The governance principles are summarized below, and the full text of the governance principles is posted on the Company's website at www.tyco.com. We will also provide a copy of the governance principles to shareholders upon request.

Mission of the Board of Directors

        The mission of the Board is to promote the long-term health and growth of Tyco in the interest of its shareholders and to set an ethical "tone at the top." To this end, the Board provides management with strategic guidance, and also ensures that management adopts and implements procedures designed to promote both legal compliance and the highest standards of honesty, integrity and ethics throughout the organization.

Board Responsibilities

        The Board's responsibilities include:

  •
  Determining the Chairman and Chief Executive Officer's compensation, and approving senior executives' compensation, based on performance in meeting pre-determined standards and objectives;

  •
  Recommending director candidates for election by shareholders;

  •
  Selecting, monitoring, evaluating, compensating and, if necessary, replacing, the Chairman and Chief Executive Officer and other senior executives, and seeing that management development and succession plans are maintained;

  •
  Determining that procedures are in place designed to promote compliance with laws and regulations and setting an ethical "tone at the top";

  •
  Appraising the Company's major risks and overseeing that appropriate risk management and control procedures are in place;

  •
  Determining that procedures are in place to promote integrity and candor in the audit of Tyco's financial statements and operations, and in all financial reporting and disclosure;

  •
  Reviewing and approving management's strategic and business plans;

  •
  Reviewing and approving financial plans, objectives and actions, including significant capital allocations and expenditures;

  •
  Monitoring management's execution of corporate plans and objectives;

  •
  Advising management on significant decisions and reviewing and approving major transactions; and

  •
  Designing and assessing the effectiveness of its own governance practices and procedures.

Board Organization

        The business of the Company is managed under the direction of the Board, in the interest of the shareholders. The Board delegates its authority to management for managing the everyday affairs of the Company. The Board requires that senior management review major actions and initiatives with the Board prior to implementation.

6            2006 Proxy Statement

        The Board consists of a substantial majority of independent directors who meet a stringent definition of independence. See "Independence of Nominees for Director" below. The independent directors of the Board, acting in executive session, elect a Lead Director to serve as chair of the Nominating and Governance Committee. In fiscal 2005, the independent directors elected John A. Krol as the Lead Director. The Lead Director, among other things, sets the Board agendas with Board and management input, facilitates communications among directors, works with the Chief Executive Officer to ensure appropriate information flow to the Board and chairs an executive session of the independent directors at each formal Board meeting. The Board also maintains two other standing committees—the Audit Committee and the Compensation and Human Resources Committee. All three committees are entirely composed of independent directors. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. All committees report on their activities to the Board.

        To ensure effective discussion and decision making, while at the same time having a sufficient number of independent directors for its three committees, the Board is normally constituted of between ten and thirteen directors. Shareholders have the authority to set the number of directors at the annual general meeting, and the directors have the authority to fill any vacancy that may arise during the year. The Nominating and Governance Committee reviews the Board's organization annually and recommends appropriate changes to the Board.

        The Company believes the positions of Chairman of the Board and Chief Executive Officer should be held by the same person, unless circumstances dictate otherwise. The Company has adopted a counterbalancing governance structure, including:

  •
  A designated Lead Director;

  •
  A substantial majority of independent directors;

  •
  All Directors annually elected by a majority of votes cast at the annual general meeting;

  •
  Committees entirely composed of independent directors; and

  •
  Established governance guidelines.

Board Operation

        The Board normally has six regularly scheduled meetings per fiscal year and committee meetings are normally held in conjunction with Board meetings. The Board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior managers at any time. Strategic planning and succession planning sessions are held annually at regular Board meetings.

Board Advisors

        The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

Board Self-Evaluation

        The Nominating and Governance Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures, including evaluation of individual directors. This self-evaluation leads to a full Board discussion of the results. The evaluation process includes the following:

  •
  The Lead Director informally consults with each of the directors as part of the evaluation.

2006 Proxy Statement            7

  •
  The qualifications and performance of all Board members are reviewed in connection with their renomination to the Board.

  •
  The Nominating and Governance Committee, the Audit Committee, and the Compensation and Human Resources Committee each conduct an annual self-evaluation of their performance and procedures, including the adequacy of their charters.

Board Compensation and Share Ownership

        Non-employee director compensation consists of cash and an award of stock units. The stock unit component reflects the Board's belief that director compensation should be tied to the performance of Tyco's common shares. The Compensation and Human Resources Committee, in collaboration with the Nominating and Governance Committee, periodically reviews the directors' compensation and recommends changes as appropriate. To help align Board and shareholder interests, the Board's governance principles provide that directors are required to own, at a minimum, Tyco stock or stock units equal to three times their annual retainer ($240,000) within three years of joining the Board. Once a director satisfies the minimum stock ownership recommendation, the director will remain qualified, regardless of market fluctuations, under the guidelines as long as the director does not sell any stock. As of October 3, 2005, all of the non-employee directors have met the Company's stock ownership guidelines. A majority of the directors' annual compensation is provided as equity. Directors who are also Tyco employees receive no additional compensation for serving as a director. (For more information about director compensation, see "Compensation of Non-Employee Directors" below.)

Charitable Contributions

        Our governance principles require that the Board approve all charitable donations by Tyco to organizations associated with a director. The amount of any such donation is limited to an amount that is less than one percent of that organization's annual charitable receipts and is less than one percent of Tyco's total annual charitable contributions. Any matching donation by Tyco to organizations associated with a director is limited to an amount that is no greater than the amount contributed by the director and is required to be made in a manner consistent with Tyco's employee matching gift program.

Independence of Nominees for Director

        The Board has determined that all of the nominees standing for election at the 2006 Annual General Meeting, other than the Chief Executive Officer, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the following:

  •
  Other than Edward D. Breen, no nominee for director is a current or former officer or employee of the Company or its subsidiaries or affiliates, who served in that capacity within the last five years;

  •
  Other than Edward D. Breen, due solely to the fact that he is an employee of the Company, no nominee for director has any current or prior material relationships with the Company aside from his or her directorship that could affect his or her judgment;

  •
  No nominee for director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

  •
  No nominee for director, other than Mr. Breen, has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director;

8            2006 Proxy Statement

  •
  No nominee for director is, or was within the past five years, employed by the independent auditor for the Company;

  •
  No executive officer of the Company serves on either the board of directors or the compensation committee of any corporation that employs either a nominee for director or a member of the immediate family of any nominee for director;

  •
  No nominee for director is an executive officer of any entity which the Company's annual sales to or purchases from exceeded one percent of either entity's annual revenues for the last fiscal year;

  •
  No nominee for director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal 2005 in excess of one percent of the organization's charitable receipts or the Company's charitable donations; and

  •
  No nominee for director works for, consults with, or is retained by another publicly traded company on whose Board of Directors the Company's Chief Executive Officer or other senior management serves.

Guide to Ethical Conduct

        We have adopted the Tyco Guide to Ethical Conduct, which applies to all employees, officers and directors of Tyco. The Guide to Ethical Conduct meets the requirements of a "code of ethics" as defined by Item 406 of Regulation S-K and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees, as indicated above. The Guide to Ethical Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the New York Stock Exchange ("NYSE"). The Guide to Ethical Conduct is posted on our website at www.tyco.com under the heading "Our Commitment—Governance." We will also provide a copy of the Guide to Ethical Conduct to shareholders upon request. We intend to disclose any amendments to the Guide to Ethical Conduct, as well as any waivers for executive officers or directors, on our website.

Communications with the Board of Directors

        The Board has established a process for shareholders to communicate with members of the Board, including the Lead Director. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Tyco Board of Directors via email at directors@tyco.com. A direct link to this email address can be found on our website at www.tyco.com under the headings "Our Commitment—Governance—Contact Tyco Board." Inquiries can be submitted anonymously and confidentially.

        All inquiries are received and reviewed by the Corporate Ombudsman, who prepares a report for the Board summarizing all items received that become cases requiring investigation. The Corporate Ombudsman then directs cases most properly addressed by other departments, such as customer service or accounts payable, to those departments and follows up with the assigned case owner to ensure that the cases are responded to in a timely manner. Any inquiry that presents a matter relevant to accounting, audit or internal controls, or similar issues, is presented in greater detail in the report to the Board, along with the status of any actions taken to address the issue. The Board or, in the case of accounting, audit or internal controls matters, the Audit Committee, then has the opportunity to discuss these inquiries, internally and with the Corporate Ombudsman, and directs any additional action it determines is necessary or appropriate. All matters remain on the Board report until they have been resolved.

2006 Proxy Statement            9

        In connection with the 2004 Annual General Meeting, the Board recommended that shareholders vote for a shareholder proposal on environmental reporting. The proposal, which was approved by shareholders, requested that the Company report (at a reasonable cost and omitting proprietary information) by October 31, 2005 on the following items: a description of the Company's environmental management system; an analysis of the Company's toxic releases from major facilities; and plans for reduction of toxins (particularly toxins that are persistent or bioaccumulative). The Company has prepared the Tyco Environmental, Health and Safety 2005 Report and the report was approved by the Board in September 2005. The report is available to the public on the Company's website at www.tyco.com under the heading "Our Commitment—Environment, Health & Safety." We will also provide a copy of the Environmental, Health and Safety 2005 Report to shareholders upon request.

Shareholder Rights

        On March 24, 2004, shareholders approved the adoption of the Amended and Restated Bye-laws of Tyco which provided additional shareholder protections, adopted standards closer to those provided under the General Corporation Law of Delaware, and aligned provisions with prevailing public company practice. As part of these new Bye-laws, shareholders approved a Bye-law provision that requires the Board of Directors to obtain the affirmative vote of at least 66 2/3% of the shareholders entitled to vote on the relevant record date in order to adopt a shareholder rights plan. As of the date of this proxy, the Company does not have a shareholder rights plan, commonly referred to as a "poison pill."

Policy on Director Loans

        In accordance with the Sarbanes-Oxley Act and Company policy, the Company does not directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan, for any director or executive officer (or equivalent thereof).

10            2006 Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Fiscal 2005 Compensation

        The fiscal 2005 compensation package for non-employee directors consisted of an annual retainer of $80,000 and Deferred Stock Units (DSUs) with a value at grant of $120,026. Mr. Gupta joined the Board on March 10, 2005 and received a pro-rated retainer of $44,730 and a pro-rated DSU grant of 1,933 units. The Lead Director and the Chair of the Audit Committee received an additional fee of $20,000. The Chair of the Compensation and Human Resources Committee and the Chair of the Nominating and Governance Committee each received an additional fee of $15,000, in recognition of the responsibilities required in these roles. In addition, as approved by the Board of Directors in July 2003, any member of a special committee of the Board received meeting fees in an amount up to $1,500 for each special committee meeting that he or she attended. A director who is also an employee receives no additional remuneration for services as a director.

        The amount of cash retainer, Lead Director and Chair fees and special meeting fees each Board member received during fiscal 2005 are summarized in the table below. For any director who was not a member of the Board for the entire fiscal year, the cash retainer amount reflects the pro-rated amount of the $80,000 annual retainer received by the Board member, based on the date he or she became a member of the Board. In addition, the table below lists the dates each current Board member received DSU grants during fiscal 2005 and the fair market value at the time the DSUs were granted. The DSUs were vested upon grant and are payable in the form of Tyco common shares within 30 days following termination of service as a Board member. The grant date for the DSUs may vary depending on the date on which the Board member first joined the Board as follows:

  •
  Directors who were members of the Board for the entire 2005 fiscal year received their DSU grants on the first business day of the 2005 fiscal year.

  •
  Directors who became members of the Board during fiscal 2005 (i.e., Mr. Gupta) received their DSU grants effective the day they were elected to the Board.

	Fiscal Year 2005 Board Retainer and Fees
						DSU Grant
Director	Annual Retainer		Lead/Chair Retainer		Qualified Meeting Fees	Date	DSUs Granted	Value
Dennis C. Blair	$80,000				$3,000	10/1/2004	3,884	$120,026
George W. Buckley(1)	$80,000					10/1/2004	3,884	$120,026
Brian Duperreault	$80,000					10/1/2004	3,884	$120,026
Bruce S. Gordon	$80,000					10/1/2004	3,884	$120,026
Rajiv L. Gupta	$44,730					3/10/2005	1,933	$67,106
John A. Krol	$80,000		$35,000	(3)		10/1/2004	3,884	$120,026
H. Carl McCall	$80,000					10/1/2004	3,884	$120,026
Mackey J. McDonald	$80,000	(5)	$15,000	(4)(6)	$3,000	10/1/2004	3,884	$120,026
Brendan R. O'Neill(2)	$80,000					10/1/2004	3,884	$120,026
Sandra S. Wijnberg	$80,000					10/1/2004	3,884	$120,026
Jerome B. York	$80,000		$20,000	(5)	$3,000	10/1/2004	3,884	$120,026

(1)
On December 6, 2005, Mr. Buckley notified the Company of his intention to resign from the Board and the Compensation and Human Resources Committee effective on December 7, 2005. Mr. Buckley resigned his seat on the Board of Directors in connection with his appointment as Chairman of the Board, Chief Executive Officer and President of 3M Company.

(2)
The cash remuneration for Dr. O'Neill is paid to him in British pounds converted from U.S. dollars using the conversion rate on the day prior to the payment date.

2006 Proxy Statement            11

(3)
Mr. Krol served as both the Lead Director and Chair of the Nominating and Governance Committee.

(4)
Mr. McDonald served as the Chair of the Compensation and Human Resources Committee.

(5)
Mr. York served as the Chair of the Audit Committee.

(6)
Mr. McDonald deferred $98,000 of his fiscal 2005 cash compensation in accordance with the Tyco International Ltd. Deferred Compensation Plan for Directors (the "Director Deferred Compensation Plan").

        Under the Director Deferred Compensation Plan, each non-employee director may make an election to defer some or all of his or her cash remuneration for that year. Under the plan, an unfunded deferred compensation bookkeeping account is established for each director who elects to defer cash remuneration otherwise payable during the year. The director may choose the deemed investment of amounts credited to his/her deferred compensation account into the Interest Income Measurement Fund or a U.S. Equity Index Commingled Measurement Fund. Earnings and/or losses on the Measurement Funds mirror the investment results of funds available under the Company's 401(k) retirement savings and investment plans. Each director may elect to receive a distribution of the amounts credited to his or her deferred compensation account in a lump sum cash payment either at termination from the Board or at the end of five years or such other period in five-year increments after it is deferred. Any unpaid balances will be distributed to a director upon the later of his or her attainment of age 70 and his or her termination from the board. As of the end of fiscal 2005, one director, Mr. McDonald, had enrolled in the plan.

Fiscal 2006 Compensation

        In August 2005, the Compensation and Human Resources Committee of the Board of Directors retained an independent consulting firm to conduct a review of the current Board compensation structure and benchmark it against the compensation for the directors of our peer companies. Based on the results of the review, the Board of Directors decided not to change director compensation for fiscal 2006. The annual cash retainer for fiscal 2006 remains at $80,000. The Lead Director and Chair of the Audit Committee will each receive an additional annual fee of $20,000 and the Chair of the Compensation and Human Resources Committee and the Chair of the Nominating and Governance Committee will each receive an additional annual fee of $15,000, in recognition of the responsibilities required in these roles. All retainers and fees are payable quarterly and are pro-rated if the director begins or ends Board service during the quarter.

        In addition to the cash retainers and fees, on October 3, 2005, each director received a grant of DSUs under the 2004 Stock and Incentive Plan with a value of $120,010 based on the average fair market value of a common share for the 60 calendar day period immediately preceding the grant date. That value per share was $28.30. Therefore, each Board member was credited with 4,241 DSUs. Under the terms of the grant agreements, each DSU is vested when granted and will be payable in the form of Tyco common shares within 30 days following termination of service as a Board member. Dividend equivalents are credited to each Board member's DSU account at the same time and in the same amount as dividends that are paid to shareholders on common shares, and are used to increase the number of DSUs in the account based on the fair market value of a common share on the dividend payment date.

12            2006 Proxy Statement

PROPOSAL NUMBER ONE—SETTING OF MAXIMUM NUMBER OF DIRECTORS; ELECTION OF DIRECTORS AND AUTHORIZATION TO FILL VACANCY

        Proposal Number One consists of three sub-parts. First, pursuant to Section 91 of the Companies Act 1981 of Bermuda, the Board is proposing that the shareholders set the maximum number of directors at 12.

        Second, upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2006 Annual General Meeting a slate of 11 nominees, all of whom are currently serving on the Board. The nominees are Ms. Wijnberg, Admiral Blair, Dr. O'Neill and Messrs. Breen, Duperreault, Gordon, Gupta, Krol, McCall, McDonald and York. Biographical information regarding each of the 11 nominees is set forth below. The election of directors will take place at the Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 11 directors to be elected. Tyco is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the 2007 Annual General Meeting and until their successors, if any, are elected and qualified.

        On December 6, 2005, George W. Buckley, a member of the Company's Board since December 2002, notified the Company of his intention to resign from the Board and the Compensation and Human Resources Committee effective on December 7, 2005. Mr. Buckley resigned his seat on the Board of Directors in connection with his appointment as Chairman of the Board, Chief Executive Officer and President of 3M Company. As a result of Mr. Buckley's resignation from the Board in December 2005, there is currently one vacancy on the Board, which will lapse at the 2006 Annual General Meeting. The Nominating and Governance Committee is seeking an appropriate candidate to fill the vacant seat, but the Board is not in a position to propose a nominee for election at this time. Accordingly, as the third part of Proposal Number One, the Board is seeking authorization from the shareholders to appoint an additional director to fill the vacancy proposed to be created on the Board as a result of setting the maximum number of directors at 12, as and when the Board deems it appropriate.

Current Directors Nominated for Re-Election

        Dennis C. Blair—Admiral Blair (U.S. Navy, Ret.), age 58, joined our Board in March 2003. Admiral Blair is President and Chief Executive Officer of The Institute for Defense Analyses, a federally-funded research and development center. Admiral Blair retired as Commander in Chief of the U.S. Pacific Command in 2002 after more than 30 years of service in the armed forces. Previously, as Vice Admiral, Admiral Blair was Director of the Joint Staff and Associate Director of Central Intelligence for Military Support. Admiral Blair graduated from the U.S. Naval Academy and holds a Master's degree from Oxford University. Admiral Blair also serves as a director of EDO Corporation, a defense contractor.

        Edward D. Breen—Mr. Breen, age 49, has been our Chairman and Chief Executive Officer since July 2002. Prior to joining Tyco, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola's Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola's Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument's Broadband Networks Group. Mr. Breen also serves as a director of McLeod USA Incorporated and Comcast Corporation.

        Brian Duperreault—Mr. Duperreault, age 58, joined our Board in March 2004. Mr. Duperreault has served as Chairman of ACE Limited, an international provider of a broad range of insurance and

2006 Proxy Statement            13

reinsurance products, since October 1994. He also served as Chief Executive Officer of ACE Limited from October 1994 through May 2004, and as its President from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault had been employed with American Insurance Group ("AIG") since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of AIU Insurance ("AIU") from April 1994 to September 1994. Mr. Duperreault was President of AIU from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault serves as a member of the board of directors of The American Institute for CPCU—Insurance Institute of America, a member of the Boards of Trustees of Saint Joseph's University, King Edward VII Hospital and St. John's University, a director of the Bank of N.T. Butterfield & Son Limited, Chairman of the Centre on Philanthropy, and Trustee of Bermuda Biological Station for Research.

        Bruce S. Gordon—Mr. Gordon, age 59, joined our Board in January 2003. In August of 2005, Mr. Gordon assumed the position of President and Chief Executive Officer of the NAACP. Until his retirement in December 2003, Mr. Gordon was the President of Retail Markets at Verizon Communications, Inc., a provider of wireline and wireless communications. Prior to the merger of Bell Atlantic Corporation and GTE, which formed Verizon in July 2000, Mr. Gordon fulfilled a variety of positions at Bell Atlantic Corporation, including Group President, Vice President, Marketing and Sales, and Vice President, Sales. Mr. Gordon graduated from Gettysburg College and received a M.S. from Massachusetts Institute of Technology. Mr. Gordon also serves as a director of The Southern Company and CBS Corporation.

        Rajiv L. Gupta—Mr. Gupta, age 60, joined our Board in March 2005. Mr. Gupta has served as Chairman, President and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from 1999 to the present. Previously, he served as Vice Chairman of Rohm and Haas Company from 1998 to 1999, Director of the Electronic Materials business from 1996 to 1999, and Vice President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta holds a B.S. degree in mechanical engineering from the Indian Institute of Technology, a M.S. in operations research from Cornell University and a M.B.A. in finance from Drexel University. Mr. Gupta also is a director of The Vanguard Group.

        John A. Krol—Mr. Krol, age 69, joined our Board in August 2002. Mr. Krol was the Chairman and Chief Executive Officer of E.I. du Pont de Nemours & Company, where he spent his entire career until his retirement in 1998. E.I. du Pont de Nemours is a global research and technology-based company serving worldwide markets, including food and nutrition, health care, agriculture, fashion and apparel, home and construction, electronics and transportation. Mr. Krol also serves as a director of ACE Limited, MeadWestvaco Corporation and Milliken & Company, a private company. Mr. Krol graduated from Tufts University where he received a B.S. and M.S. in chemistry. Mr. Krol is the Lead Director of the Board and Chair of the Company's Nominating and Governance Committee.

        H. Carl McCall—Mr. McCall, age 70, joined our Board in March 2003. Mr. McCall has served as a principal of Convent Capital, LLC, a financial advisory firm, since April 2004. Mr. McCall served as Comptroller of the State of New York from 1993 until November 2002, when he became the Democratic nominee for Governor of the State of New York. Prior to his position as Comptroller, Mr. McCall was a Vice President of Citicorp for eight years. He has also served as President of the New York City Board of Education, a U.S. ambassador to the United Nations, Commissioner of the Port Authority of New York and New Jersey, Commissioner of the New York State Division of Human Rights and was elected to three terms as New York State Senator. Mr. McCall received a Bachelor's degree from Dartmouth College and a Master's of divinity degree from Andover-Newton Theological School. Mr. McCall serves as a director of New Plan, a real estate investment corporation, Tag Entertainment Corp. and Ariel Mutual Fund.

14            2006 Proxy Statement

        Mackey J. McDonald—Mr. McDonald, age 59, joined our Board in November 2002. Mr. McDonald serves as the Chairman, President and Chief Executive Officer of VF Corporation, a designer, manufacturer and marketer of jeanswear, intimate apparel, playwear, workwear and daypacks. Mr. McDonald began his tenure at VF Corporation in 1982 and was named Chairman, President and Chief Executive Officer in 1998. Mr. McDonald graduated from Davidson College and received his M.B.A. in marketing from Georgia State University. Mr. McDonald also serves as a director of Wachovia Corporation and Hershey Foods Corporation. Mr. McDonald is the Chair of the Company's Compensation and Human Resources Committee.

        Brendan R. O'Neill—Dr. O'Neill, age 57, joined our Board in March 2003. Dr. O'Neill was Chief Executive Officer and director of Imperial Chemical Industries PLC ("ICI"), a manufacturer of specialty products and paints, until April 2003. Dr. O'Neill joined ICI in 1998 as its Chief Operating Officer and Director, and was promoted to Chief Executive Officer in 1999. Prior to Dr. O'Neill's career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O'Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He has an M.A. from the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.). Dr. O'Neill is a director of Rank Group Plc, Endurance Specialty Holdings Ltd. and Aegis Group Plc.

        Sandra S. Wijnberg—Ms. Wijnberg, age 49, joined our Board in March 2003. Ms. Wijnberg is currently the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Ms. Wijnberg has publicly announced that she will be retiring from this position in March of 2006. Before joining Marsh & McLennan Companies, Inc. in January 2000, Ms. Wijnberg served as a Senior Vice President and Treasurer of Tricon Global Restaurants, Inc. and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California.

        Jerome B. York—Mr. York, age 67, joined our Board in November 2002. Since 2000, Mr. York has been Chief Executive Officer of Harwinton Capital Corporation, a private investment company that he controls. From 2000 to 2003, he was the Chairman, President and Chief Executive Officer of MicroWarehouse, Inc. a computer reseller, and prior to that he was the Vice Chairman of Tracinda Corporation from 1995 to 1999, Chief Financial Officer of IBM Corporation from 1993 to 1995 and held various positions at Chrysler Corporation from 1979 to 1993. Mr. York graduated from the United States Military Academy, and received an M.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Michigan. Mr. York also serves as a director of Apple Computer, Inc. and Exide Technologies. Mr. York is the Chair of the Company's Audit Committee.

        The Board recommends that shareholders vote FOR each of the following:

  •
  The setting of the maximum number of directors at 12;

  •
  The election of all 11 nominees for director; and

  •
  The authorization of the Board of Directors to appoint an additional director to fill the vacancy proposed to be created on the Board of Directors.

2006 Proxy Statement            15

COMMITTEES OF THE BOARD OF DIRECTORS

        During the term for fiscal 2005, the Board met eight times. All of our directors attended over 75% of the meetings of the Board and the committees on which they served in fiscal 2005. The Board's governance principles provide that Board members are expected to attend each annual general meeting. At the 2005 Annual General Meeting, all of the current Board members were in attendance.

        The Board maintains three standing committees: Audit, Compensation and Human Resources, and Nominating and Governance. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. All committees report on their activities to the Board.

        The independent directors of the Board, acting in executive session, elected Mr. Krol to serve as the Lead Director and as Chair of the Nominating and Governance Committee. The Lead Director, among other things, sets the Board agendas with Board and management input, facilitates communication among directors, works with the Chief Executive Officer to ensure appropriate information flow to the Board, and chairs an executive session of the independent directors at each formal Board meeting.

        Audit Committee.    The Audit Committee monitors the integrity of Tyco's financial statements, the independence and qualifications of the independent auditors, the performance of Tyco's internal auditors as well as the independent auditors, Tyco's compliance with legal and regulatory requirements and the effectiveness of Tyco's internal controls. The Audit Committee is also responsible for retaining (subject to shareholder approval), evaluating, setting the remuneration of, and, if appropriate, recommending the termination of Tyco's independent auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com and is attached to this Proxy Statement as Appendix A. We will also provide a copy of the charter to shareholders upon request. The Audit Committee held 15 meetings during fiscal 2005. The members of the Audit Committee are Messrs. Duperreault, Gordon and York and Dr. O'Neill, each of whom is independent under NYSE listing standards for audit committee members. Mr. York is the Chair of the Committee. The Board has determined that Messrs. Duperreault and York and Dr. O'Neill are audit committee financial experts.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee reviews and approves compensation and benefits policies and objectives, determines whether Tyco's officers, directors and employees are compensated according to these objectives, and carries out the Board's responsibilities relating to the compensation of Tyco's executives. The Compensation and Human Resources Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com, and we will also provide a copy of the charter to shareholders upon request. The Compensation and Human Resources Committee held nine meetings during fiscal 2005. The members of the Compensation and Human Resources Committee during fiscal 2005 were Admiral Blair and Messrs. Buckley, Gupta and McDonald. On December 6, 2005, Mr. Buckley notified the Company of his intention to resign from the Board and the Compensation and Human Resources Committee effective on December 7, 2005. The current members of the Compensation and Human Resources Committee are Admiral Blair and Messrs. Gupta and McDonald, each of whom is independent under NYSE listing standards. Mr. McDonald is the Chair of the Committee.

        Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for the annual general meeting of shareholders, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Tyco's

16            2006 Proxy Statement

corporate governance. In addition, the Nominating and Governance Committee also oversees our environmental, health and safety management system. The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com, and we will also provide a copy of the charter to shareholders upon request. The Nominating and Governance Committee held seven meetings during fiscal 2005. The members of the Nominating and Governance Committee are Ms. Wijnberg and Messrs. Krol and McCall, each of whom is independent under NYSE listing standards. Mr. Krol is the Chair of the Committee.

Nomination of Directors

        As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. The Nominating and Governance Committee, in accordance with the Board's governance principles, seeks to create a Board that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.

        General criteria for the nomination of director candidates include:

  •
  The highest ethical standards and integrity;

  •
  A willingness to act on and be accountable for Board decisions;

  •
  An ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

  •
  A history of achievement that reflects superior standards for themselves and others;

  •
  Loyalty and commitment to driving the success of the Company;

  •
  An ability to take tough positions while at the same time working as a team player; and

  •
  Individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company's needs.

        The Company also strives to have all directors, other than the Chief Executive Officer, be independent. In addition to having such directors meet the NYSE definition of independence, the Board has set its own more stringent standards of independence, as described under "Corporate Governance—Independence of Nominees for Director" above. The Committee must also ensure that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Nominating and Governance Committees. In November 2005, the Board governance principles were amended to limit the number of other public company boards of directors on which a non-executive director can serve to two for directors who are employed as CEO of a publicly traded company, three for directors who are otherwise fully employed and five for directors who are not fully employed. A director currently serving on boards in excess of these limits may continue to do so, unless the Board determines that doing so would impair the director's service on the Company's Board. With respect to Mr. McDonald, the Board has determined that his service on other public company boards does not impair his service on the Tyco Board. Directors must also resign from the Board at the annual general meeting of shareholders following their 72nd birthday.

2006 Proxy Statement            17

        To recommend a nominee, a shareholder should write to Tyco's Secretary at Tyco's registered address in Pembroke, Bermuda. Any such recommendation must include:

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

        The recommendation must also include documentary evidence of ownership of Tyco common shares if the shareholder is a beneficial owner, as well as the date the shares were acquired, as required by the Company's Amended and Restated Bye-Laws.

        To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company's proxy statement for the 2007 Annual General Meeting of Shareholders, shareholder recommendations for director must be received by Tyco's Secretary no later than September 26, 2006. Once the Company receives the recommendation, the Company will deliver a questionnaire to the candidate that requests additional information about the candidate's independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company's proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

        The Nominating and Governance Committee currently employs a third party search firm to assist the Committee in identifying candidates for director. The Committee also receives suggestions for director candidates from Board members. All nominees for director are current members of the Board. In evaluating candidates for director, the Committee uses the qualifications described above, and evaluates shareholder candidates in the same manner as candidates from all other sources. Based on the Nominating and Governance Committee's evaluation of the current directors, each nominee was recommended for re-election.

Executive Officers

        In addition to Mr. Breen, Tyco's Chief Executive Officer who also serves as Chairman of the Board and whose biographical information is set forth above, the executive officers of Tyco are:

        Christopher J. Coughlin—Mr. Coughlin, age 53, has been our Executive Vice President and Chief Financial Officer since March 2005. Prior to joining Tyco, Mr. Coughlin served as Chief Operating Officer at Interpublic Group. He joined Interpublic from Pharmacia Corporation, where he was Chief Financial Officer for six years. Previously, he held the same position at Nabisco Holdings, where he also served as President of Nabisco International, and at Sterling Winthrop, a pharmaceutical company. Mr. Coughlin also serves as a director of The Dun & Bradstreet Corporation.

        William B. Lytton—Mr. Lytton, age 57, has been our Executive Vice President and General Counsel since September 2002. Prior to joining Tyco, Mr. Lytton was Senior Vice President and General Counsel for International Paper Company from January 1999 to September 2002; and Vice President and General Counsel for International Paper from 1996 to 1999.

        Juergen W. Gromer—Dr. Gromer, age 61, has been President of Tyco Electronics since April 1999 and became the President and Vice Chair of Tyco Electronics in January 2006. Dr. Gromer was Senior Vice President, Worldwide Sales and Service, of AMP Incorporated (acquired by Tyco in April 1999) from 1998 to April 1999; President, Global Automotive Division, and Corporate Vice President of

18            2006 Proxy Statement

AMP from 1996 to 1998; and Vice President and General Manager of various divisions of AMP from 1990 to 1996.

        Naren K. Gursahaney—Mr. Gursahaney, age 44, has been President of Tyco Engineered Products and Services since January 2006. Mr. Gursahaney joined Tyco in 2003 as Senior Vice President of Operational Excellence and became the President of Tyco Flow Control in the Tyco Engineered Products and Services segment in January 2005. Prior to joining Tyco, Mr. Gursahaney was the President & Chief Executive Officer of GE Medical Systems - Asia. During his ten year tenure at GE, Mr. Gursahaney held senior leadership positions in services, marketing and information management within the Medical Systems and Power Systems divisions and also worked at GE's corporate headquarters as the staff executive for the vice chairman and manager of business development. Prior to GE, Mr. Gursahaney spent four years with Booz Allen & Hamilton in Cleveland, Ohio and worked as an engineer for Westinghouse Electric Corporation in Baltimore, Maryland and Ashdod, Israel.

        Thomas J. Lynch—Mr. Lynch, age 50, has been Chief Executive Officer of Tyco Electronics since January 2006 and was previously President of Tyco Engineered Products and Services since joining Tyco in September 2004. Prior to joining Tyco, Mr. Lynch was at Motorola where he was Executive Vice President and President and Chief Executive Officer, Personal Communications Sector since August 2002; Executive Vice President and President, Integrated Electronic Systems Sector from January 2001 to August 2002; Senior Vice President and General Manager, Satellite & Broadcast Network Systems, Broadband Communications Sector from February 2000 to January 2001; and Senior Vice President and General Manager, Satellite & Broadcast Network Systems, of General Instrument Corporation from May 1998 to February 2000.

        Richard J. Meelia—Mr. Meelia, age 56, has been Chief Executive Officer of Tyco Healthcare since January 2006 and was, prior to that, President of Tyco Healthcare since 1995. Mr. Meelia is a director of Haemonetics, a manufacturer of blood processing equipment.

        David E. Robinson—Mr. Robinson, age 46, has been President of Tyco Fire and Security Services since March 2003, and prior to that was President of Tyco Plastics and Adhesives from November 2002. Prior to joining Tyco, Mr. Robinson was Executive Vice President of Motorola and President of Motorola's Broadband Communications Sector from January 2001 to June 2002; Senior Vice President of Motorola and General Manager, Digital Network Systems, for Motorola's Broadband Communications Sector from January 2000 to January 2001; Senior Vice President and General Manager for General Instrument Corporation from April 1998 to January 2000; and Vice President and General Manager, Digital Network Systems for General Instrument Corporation from November 1995 to April 1998.

        Terry A. Sutter—Mr. Sutter, age 48, has been President of Tyco Plastics and Adhesives since March 2003. Prior to joining Tyco, Mr. Sutter was President of the Specialty Chemicals division of Cytec Industries, one of the world's leading specialty chemicals companies, since August 2002. Prior to joining Cytec, Mr. Sutter was at Honeywell International, formerly AlliedSignal, Inc., where he was President, Industry Solutions from July 2001 to August 2002; Vice President and General Manager, Fluorine Solutions from July 1999 to July 2001; and Vice President, Marketing and Business Development, Specialty Chemicals from July 1998 to July 1999.

        Edward C. Arditte—Mr. Arditte, age 50, has been our Senior Vice President, Investor Relations since May 2003. Prior to joining Tyco, Mr. Arditte was at BancBoston Capital, the private equity investment arm of FleetBoston Financial, where he served as Chief Financial Officer since January 2002. Prior to serving as the Chief Financial Officer of BancBoston Capital, Mr. Arditte spent over 15 years at Textron Inc., a corporation with global operations in a diverse set of industrial businesses. During his tenure at Textron, Mr. Arditte held a number of positions of increasing responsibility, including Vice President and Treasurer, Vice President Investor Relations and Risk

2006 Proxy Statement            19

Management; Vice President Communications and Risk Management; and Vice President, Finance and Business Development at the Textron Fastening Systems Group.

        Carol Anthony ("John") Davidson—Mr. Davidson, age 50, has been our Senior Vice President, Controller and Chief Accounting Officer since January 2004. Prior to joining Tyco, Mr. Davidson was at Dell Inc., where he served as Vice President, Audit, Risk and Compliance. While at Dell he also served in other senior capacities, including Chief Compliance Officer, Vice President and Corporate Controller and Vice President of Internal Audit. He joined Dell in 1997 from Eastman Kodak Company, where he worked 16 years in a variety of financial, accounting and auditing positions of increasing responsibility.

        Dana S. Deasy—Mr. Deasy, age 46, has been our Senior Vice President and Chief Information Officer since July 2003. Prior to joining Tyco, Mr. Deasy served as Vice President and Chief Information Officer of The Americas for Siemens Corporation. Prior to joining Siemens in October 1999, Mr. Deasy was the Chief Information Officer of General Motors Locomotive Group from June 1997 to September 1999.

        John E. Evard, Jr.—Mr. Evard, Jr., age 59, has been our Senior Vice President and Chief Tax Officer since December 2002. Prior to joining Tyco, Mr. Evard was Vice President, Tax of United Technologies Corporation from August 2000. Prior to joining United Technologies, Mr. Evard held a number of positions at CNH Global N.V. and its predecessor company, Case Corp., including Senior Vice President, Corporate Development, and General Tax Counsel from December 1989 to August 2000.

        Martina Hund-Mejean—Ms. Hund-Mejean, age 45, has been our Senior Vice President and Treasurer since December 2002. Prior to joining Tyco, Ms. Hund-Mejean served as Senior Vice President and Treasurer at Lucent Technologies, Inc. from November 2000 to December 2002. Prior to joining Lucent, she spent 12 years at General Motors where she held various positions of ascending importance, including most recently Assistant Treasurer from 1998 to 2000.

        Eric M. Pillmore—Mr. Pillmore, age 52, has been our Senior Vice President of Corporate Governance since August 2002. Prior to joining Tyco, Mr. Pillmore was Senior Vice President, Chief Financial Officer and Secretary of Multilink Technology Corporation from July 2000 to August 2002. From April 2000 to May 2000, Mr. Pillmore was Senior Vice President of Finance and Chief Financial Officer of McData Corporation. From January 2000 to April 2000, Mr. Pillmore was Senior Vice President of Finance and Director of Motorola's Broadband Communications Sector. From December 1997 to January 2000, Mr. Pillmore was Chief Financial Officer of General Instrument Corporation.

        Laurie A. Siegel—Ms. Siegel, age 49, has been our Senior Vice President, Human Resources since January 2003. Ms. Siegel was at Honeywell International from 1994 to 2003, where she held various positions in the Human Resources function. After leading the compensation organization from 1994 to 1997, she served as Corporate Vice President of Human Resources until 1999. Thereafter, she served as Vice President of Human Resources in the Aerospace and Specialty Materials divisions. Ms. Siegel is a director of Hayes Lemmerz International, Inc.

        Charles H. Young—Mr. Young, age 42, has been our Senior Vice President of Corporate Marketing and Communications since July 2003. Prior to joining Tyco, Mr. Young was the General Manager of Global Marketing for GE Medical Systems. During his 15-year tenure with GE, he held a number of positions of increasing responsibility, including global marketing leader for GE Medical, General Manager of Corporate Communications for GE Medical, and Director of Communications and Public Affairs for GE Global Research.

20            2006 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of common stock beneficially owned as of October 3, 2005, by each current director, nominee for director, executive officer named in the Summary Compensation Table under "Executive Officer Compensation" below and the directors and executive officers of the Company as a group.

Beneficial Owner	Title	Number of Common Shares Beneficially Owned(1)
Dennis C. Blair	Director	34,200	(3)(4)
Edward D. Breen	Chairman and Chief Executive Officer	7,314,894	(2)(3)(4)
Brian Duperreault	Director	12,285	(3)
David J. FitzPatrick	Special advisor to the Chairman and Chief Executive Officer	2,024,202	(2)(3)(4)
Bruce S. Gordon	Director	36,200	(3)(4)
Juergen W. Gromer	President—Tyco Electronics	2,932,634	(2)(4)
Rajiv L. Gupta	Director	10,187	(3)(5)
John A. Krol	Lead Director	48,110	(3)(4)
Thomas J. Lynch	President—Tyco Engineered Products and Services	299,834	(2)(4)
William B. Lytton	Executive Vice President and General Counsel	990,610	(2)(3)(4)
H. Carl McCall	Director	34,200	(3)(4)
Mackey J. McDonald	Director	35,700	(3)(4)
Richard J. Meelia	President—Tyco Healthcare	2,876,436	(2)(4)
Brendan R. O'Neill	Director	34,200	(3)(4)
Sandra S. Wijnberg	Director	34,200	(3)(4)
Jerome B. York	Director	69,200	(3)(4)
All current directors and executive officers and one former executive officer as a group (28 persons)		19,527,759	(6)

(1)
The number shown reflects the number of common shares owned beneficially as of October 3, 2005, based on information furnished by the persons named, public filings and Tyco's records. A person is deemed to be a beneficial owner of common shares if he or she, either alone or with others, has the power to vote or to dispose of those common shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after October 3, 2005. All amounts shown are less than 1% of the outstanding common shares. There were 2,026,846,759 Tyco common shares outstanding as of October 3, 2005.

(2)
Includes shares of restricted common stock as follows: Mr. Breen, 360,000; Mr. FitzPatrick, 60,000; Mr. Lynch,155,000; Mr. Lytton, 85,000; and Mr. Meelia, 145,000. Also includes 155,000 restricted stock units held by Dr. Gromer.

(3)
Includes vested deferred stock units ("DSUs") as follows: Admiral Blair, 14,200; Mr. Breen, 970,484; Mr. Duperreault, 10,399; Mr. FitzPatrick, 203,035; Mr. Gordon, 14,200; Mr. Gupta, 6,187; Mr. Krol, 14,200; Mr. Lytton, 152,276; Mr. McCall, 14,200; Mr. McDonald, 14,200; Dr. O'Neill, 14,200; Ms. Wijnberg, 14,200; and Mr. York, 14,200. Distribution of the DSUs will occur upon (i) the termination of the individual from the Company or the Company's Board of Directors

2006 Proxy Statement            21

  (other than for cause) or (ii) a change in control of the Company. Upon such termination or change in control, as the case may be, the Company will issue to the individual the number of Tyco common shares equal to the aggregate number of vested DSUs credited to the individual, including DSUs received through the accrual of dividend equivalents.

(4)
Includes the maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or will vest before December 2, 2005 as follows: Admiral Blair, 20,000; Mr. Breen, 5,950,000; Mr. FitzPatrick, 1,741,667; Mr. Gordon, 20,000; Dr. Gromer, 2,490,308; Mr. Krol, 24,110; Mr. Lynch, 138,334; Mr. Lytton, 748,334; Mr. McCall, 20,000; Mr. McDonald, 20,000; Mr. Meelia, 2,547,608; Dr. O'Neill, 20,000; Ms. Wijnberg, 20,000; and Mr. York, 20,000.

(5)
Includes 4,000 shares owned by Mr. Gupta's spouse.

(6)
Includes 9,700 shares held indirectly as to which voting and/or investment power is shared with or controlled by another person and as to which voting beneficial ownership is not disclaimed.

        The following table sets forth the information indicated for persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common shares.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Stock Outstanding on October 3, 2005
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	133,904,152	6.6%
Capital Research and Management Company(2) 333 South Hope Street Los Angeles, CA 90071	133,874,660	6.6%

(1)
The amount shown for the number of common shares beneficially owned and the following information was provided by FMR Corp. pursuant to a Schedule 13G/A dated February 14, 2005, indicating beneficial ownership as of December 31, 2004. The Schedule 13G/A indicates that FMR Corp., on behalf of certain of its direct and indirect subsidiaries, and Fidelity International Limited, on behalf of certain of its direct and indirect subsidiaries (collectively, "Fidelity"), indirectly held the indicated number of common shares. The beneficial ownership of the common shares arises in the context of passive investment activities by the various investment accounts managed by Fidelity, and Fidelity has sole dispositive power over all of the shares indicated. According to the Schedule 13G/A, Edward C. Johnson 3d and Abigail P. Johnson also hold sole dispositive power over the common shares held by Fidelity. The amount indicated assumes the conversion of the following convertible notes held by Fidelity: Tyco International Group S.A. 3.125% Series B Senior Convertible Debentures due 2023, which convert into 8,468,986 common shares.

(2)
The amount shown for the number of common shares beneficially owned and the following information was provided by Capital Research and Management Company pursuant to a Schedule 13G/A dated February 14, 2005, indicating beneficial ownership as of December 31, 2004. Capital Research and Management Company is an investment advisor registered under Section 203 of the Investment Advisor Act of 1940 and has indicated that it has sole dispositive power with respect to the 133,874,660 common shares as a result of acting as an investment advisor to various investment companies. The amount indicated includes 3,448,660 common shares resulting from the assumed conversion of Tyco International Group S.A. 3.125% Series B Senior Convertible Debentures due 2023 held by Capital Research and Management Company.

22            2006 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The table below presents the annual and long-term compensation for services in all capacities to Tyco and its subsidiaries for the periods shown for Tyco's Chief Executive Officer and the other five most highly compensated executive officers of Tyco during fiscal 2005 (the "Named Officers"). No executive officer who would otherwise have been includable in such table on the basis of compensation for fiscal 2005 has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year. All dollar amounts are in United States dollars unless otherwise indicated.

										Long Term Compensation
		Annual Compensation
												Shares Underlying Stock Options
Name & Principal Position	Year	Salary		Bonus			Other Annual Compensation(3)			Restricted Stock/DSU (Value)(7)			All Other Compensation(8)
Corporate Executive Officers
Edward D. Breen Chairman & CEO	2005 2004 2003	$ $ $	1,570,617 1,540,000 1,500,000	$ $ $	1,485,088 3,120,000 1,500,000		$ $ $	186,407 271,936 425,293	(4) (5) (6)	$ $	5,728,000 5,559,000 —	600,000 600,000 —	$ $ $	336,339 242,483 330,250	(12)
William B. Lytton Executive Vice President & General Counsel	2005 2004 2003	$ $ $	675,000 662,500 650,000	$ $ $	616,883 1,350,000 650,000		$ $ $	189,997 211,037 129,603	(4) (5) (6)	$ $	1,611,000 1,111,800 —	250,000 250,000 —	$ $ $	167,046 123,274 86,540	(12)
Business Segment Presidents
Juergen W. Gromer(1) President, Tyco Electronics	2005 2004 2003	$ $ $	998,372 999,575 916,637	$ $ $	399,588 1,999,149 1,992,328	(2)		— — —	(4) (5) (6)	$ $ $	1,611,000 1,667,700 713,500	250,000 275,000 450,000		— — —
Richard Meelia President, Tyco Healthcare	2005 2004 2003	$ $ $	718,375 741,807 687,192	$ $ $	719,211 848,820 1,190,000		$ $ $	133,917 140,175 88,684	(4) (5) (6)	$ $ $	1,253,000 1,668,000 713,500	200,000 275,000 450,000	$ $ $	200,367 219,252 288,429
Thomas Lynch(9) President, Tyco Engineered Products and Services	2005 2004		$675,000 —		$697,343 —			$131,819 —	(4)(10)	$ $	1,253,000 3,579,600	200,000 415,000		$109,231 —
Other Named Officers
David J. FitzPatrick(11) Special Advisor to the Chairman and CEO	2005 2004 2003	$ $ $	780,000 765,000 750,000	$ $ $	712,842 1,560,000 750,000		$ $ $	394,203 405,450 697,452	(4) (5) (6)	$	— 1,667,700 —	— 275,000 —	$ $ $	67,557 64,986 101,649

(1)
Dr. Gromer's salary and bonus are paid in Euros, with one-third of his salary attributable to his employment status with Tyco Electronics in Germany, and two-thirds attributable to his employment status with Tyco Electronics Logistics AG in Switzerland. For purposes of the above table, Dr. Gromer's salary and bonus have been converted from Euros to U.S. dollars ("USD") as follows: for fiscal 2005, the September 30, 2005 conversion rate of 1 Euro to 1.2058 USD was used; for fiscal 2004, the September 30, 2004 conversion rate of 1 Euro to 1.2319 USD was used; and for fiscal 2003, the September 30, 2003 conversion rate of 1 Euro to 1.1597 USD was used. In March 2005, Dr. Gromer's salary was increased to €839,808.

(2)
Dr. Gromer's 2003 bonus includes a cash bonus in the amount of $1,558,283 (converted from Euros based on the September 30, 2003 conversion rate described in footnote 1 above) plus the value of 19,390 performance-based shares granted on October 3, 2000, which vested on November 7, 2003, equal to $434,045, based on the fair market value per share of $22.385 on the date of vesting. These performance-based shares were outstanding from Tyco's prior annual incentive program in which segment presidents had the opportunity to earn a portion of their bonus in the form of shares.

(3)
Other Annual Compensation includes the cost of providing various perquisites and other personal benefits if the amount exceeds $50,000 in the aggregate in any year, and the indicated footnotes list items that individually comprise more than 25% of this value. Other Annual Compensation also includes all tax or tax gross-up payments.

2006 Proxy Statement            23

(4)
The value of perquisites provided to Dr. Gromer was less than $50,000 during fiscal 2005. The value shown in the table for fiscal 2005 includes the calculated incremental cost to the Company for Messrs. Breen, Lytton, Meelia and FitzPatrick for their personal use of Company aircraft in the amounts of $131,805, $105,477, $27,696, and $292,720; respectively. The amount for Mr. FitzPatrick reflects the Company's agreement to pay his commuting costs for fiscal 2005. The amounts shown in the table for Messrs. Lytton, Meelia, Lynch and FitzPatrick also include cash perquisite allowances of $67,500, $70,000, $67,500 and $70,000, respectively, under the Company's executive flexible perquisite allowance program. The actual flexible perquisite allowance payment made to each executive was offset for the use of Company leased vehicles for Messrs. Lytton and FitzPatrick in the amount of $23,416 and $5,434, respectively. The amounts shown in the table for Messrs. Breen, Lytton, Meelia and FitzPatrick, include gross-ups in the amount of $54,602, $40,436, $36,221 and $28,128, respectively, on universal life insurance and supplemental disability premium payments. The amount in the table for fiscal 2005 for Mr. Lynch also includes a gross-up in the amount of $53,974 on his relocation benefit.

(5)
The value of perquisites provided to Dr. Gromer was less than $50,000 during fiscal 2004. The value shown in the table for fiscal 2004 includes the calculated incremental cost to the Company for Messrs. Breen, Lytton, Meelia and FitzPatrick for their personal use of Company aircraft in the amounts of $122,500, $94,830, $15,191 and $271,111 respectively. The amount for Mr. FitzPatrick reflects the Company's agreement to pay his commuting costs for fiscal 2004. In fiscal 2004, Messrs. Breen, Lytton and FitzPatrick received certain additional compensation and related tax gross-ups, as provided in their respective employment contracts, for reimbursement of the difference between the 2003 New York tax obligation and the respective individual's state tax obligation that would have been due had they worked at the Princeton, New Jersey office location during the 2003 period. The amounts of these tax reimbursements were $70,300 for Mr. Breen, $9,773 for Mr. Lytton and $10,829 for Mr. FitzPatrick. The related tax gross-up for this New York tax reimbursement equaled $44,795 for Mr. Breen, $6,677 for Mr. Lytton and $7,399 for Mr. FitzPatrick. The amounts shown in the table for Messrs. Lytton, Meelia and FitzPatrick also include cash perquisite allowances of $66,250, $103,026, and $70,000, respectively, under the Company's executive flexible perquisite allowance program. Mr. Meelia's perquisite allowance includes $33,026 paid during fiscal 2004 for the fiscal 2003 perquisite allowance benefit. The actual flexible perquisite allowance payment made to each executive was offset for the use of Company leased vehicles for Messrs. Lytton, Meelia and FitzPatrick, in the amount of $23,416, $17,973 and $20,812, respectively. The amounts shown in the table for Messrs. Breen, Lytton, Meelia and FitzPatrick include gross-ups in the amount of $34,341, $33,507, $20,570 and $37,952 respectively, on universal life insurance and supplemental disability premium payments. The amount shown in the table for fiscal 2004 for Mr. FitzPatrick includes a gross-up in the amount of $8,160 on taxes associated with legal fees incurred in 2002.

(6)
The value of perquisites provided to Dr. Gromer was less than $50,000 during fiscal 2003. The value shown in the table for fiscal 2003 includes the calculated incremental cost to the Company for Messrs. Breen, Lytton, Meelia and FitzPatrick for their personal use of Company aircraft in the amounts of $220,070, $33,937, $13,954 and $543,606, respectively. The amount for Mr. FitzPatrick reflects the Company's agreement to pay his commuting costs for fiscal 2003. The amounts shown on the table for fiscal 2003 for Messrs. Lytton and FitzPatrick include a tax gross-up related to legal fees accrued during fiscal 2003 for negotiation of their employment contracts in the amounts of $5,724 and $4,866, respectively, each in accordance with his employment contract. Messrs. Breen, Lytton and FitzPatrick received in fiscal 2003 certain additional compensation and related tax gross-ups, as provided in their respective employment contracts, due to their being located in the New York City office prior to the corporate U.S. headquarters' relocation to Princeton, New Jersey, for reimbursement of the difference between the 2002 New York tax obligation and the respective individual's state tax obligation that would have been due had they worked at the new Princeton office location during this period. The amounts of these tax reimbursements were $79,993 for Mr. Breen, $3,919 for Mr. Lytton and $8,182 for Mr. FitzPatrick. The related tax gross-up for both this New York tax reimbursement and the taxable value of Company-paid New York living expenses equaled $115,728 for Mr. Breen, $42,049 for Mr. Lytton and $65,075 for Mr. FitzPatrick. The amount in the table for fiscal 2003 for Mr. Lytton also includes a gross-up in the amount of $8,762 on his relocation benefit. The amount shown in the table for fiscal 2003 for Mr. FitzPatrick also includes a gross-up on relocation-related benefits in the amount of $415 and a gross-up in the amount of $18,156 on a life insurance premium, as provided pursuant to his employment contract.

(7)
Amounts set forth in the restricted stock award column represent the grant-date value ($35.80 per share) of time-based restricted stock that was granted to Messrs. Breen, Lytton, Lynch and Meelia, Dr. Gromer and Mr. FitzPatrick on March 10, 2005. These shares are cliff vested at the end of three years. Shares held by Messrs. Breen, Lytton, Meelia, Lynch and FitzPatrick receive dividends and have voting rights. Due to local country tax laws, Dr. Gromer's award was in the form of "restricted stock units" (i.e., no shares will be issued to him until the date of vesting). Restricted stock units do not have voting rights nor do they receive dividends or dividend equivalents. The value of all restricted shares and/or vested and unvested Deferred Stock Units ("DSUs") held by the Named Officers on September 30, 2005 is based on the average of the high and low share prices on the NYSE on September 30, 2005 ($27.80) and is as follows: Mr. Breen—$48,107,451, which includes 360,000 restricted shares and 1,370,484 DSUs; Mr. Lytton—$6,594,716, which includes 85,000 restricted shares and 152,220 DSUs; Dr. Gromer—$11,018,919, which includes 396,364 restricted share units; Mr. Meelia—$4,031,000, which includes 145,000 restricted shares; Mr. Lynch—$4,309,000, which includes 155,000 restricted shares; and Mr. FitzPatrick—$7,312,363, which includes 60,000 restricted shares and 203,035 DSUs. DSUs are a contractual obligation to receive shares in the future; thus the value of all vested and unvested units are included in this total. The September 30, 2005 values set forth

24            2006 Proxy Statement

  in DSUs include the value of dividend equivalents. The value noted for Dr. Gromer does not include the value of shares he earned as part of his fiscal 2003 annual incentive plan, which is included in the Bonus column.

(8)
The amounts shown in the table for fiscal 2005 reflect Tyco contributions made on behalf of the Named Officers under Tyco's qualified defined contribution plan and accruals on behalf of the Named Officers under the non-qualified supplemental savings and retirement plan (also a defined contribution plan, under which benefit accruals ceased as of December 31, 2004), as follows:

Name	Company Matching Contribution (qualified plan)	Company Contribution (non-qualified plan)
Edward D. Breen	$10,500	$230,260
William B. Lytton	—	$93,562
Juergen Gromer	—	—
Richard Meelia	$15,731	$116,432
Thomas Lynch	$10,500	$13,306
David J. FitzPatrick	$10,500	—

  The amount shown in the table for fiscal 2005 for Messrs. Breen, Lytton, Meelia and FitzPatrick also includes taxable payments on their behalf of universal life insurance premiums of $50,405, $32,279, $29,760, and $30,560, respectively. The amount shown in the table for fiscal 2005 for Messrs. Breen, Lytton, Meelia and FitzPatrick also includes taxable payments on their behalf of long-term disability insurance and excess disability insurance premiums of $29,746, $20,349, $20,570, and $5,819, respectively. The amount shown in the table for fiscal 2005 for Messrs. Breen, Lytton, Meelia, Lynch and FitzPatrick also includes payments on behalf of them and their spouses of extended care insurance premiums of $15,428, $20,855, $15,924, $6,992 and $15,678, respectively. Tyco has a "split dollar" insurance agreement with a trust established by Mr. Meelia. Under this agreement, in exchange for Mr. Meelia giving up a portion of his deferred compensation account, Tyco previously agreed to pay, on a cost neutral basis, certain premiums payable on the life of Mr. Meelia and his spouse, with an aggregate face value of approximately $9.5 million (the "Insurance Policy"). Tyco will recover its net investment in the Insurance Policy on Mr. Meelia's death, but may be repaid sooner by the trust. As a result of the enactment of the Sarbanes-Oxley Act on July 30, 2002, Tyco ceased paying premiums under the Insurance Policy due after such date.

(9)
Mr. Lynch joined the Company on September 27, 2004.

(10)
Includes salary compensation of $10,345 for the period of September 27, 2004 to September 30, 2004.

(11)
On March 7, 2005, Mr. FitzPatrick voluntarily resigned as Executive Vice President and Chief Financial Officer of the Company and subsequently served as Special Advisor to the Chairman and Chief Executive Officer until December 31, 2005.

(12)
All Other Compensation for fiscal year 2004 for the Named Officer has been adjusted to include an excess disability insurance premium payment in the amount $14,168 for Mr. Breen and $2,229 for Mr. Lytton. This excess disability insurance premium payment was inadvertently omitted from the Company's Proxy Statement dated January 12, 2005.

2006 Proxy Statement            25

Option Grants in Last Fiscal Year

        The following table shows all grants of stock options to the Named Officers during fiscal 2005 under the Tyco International Ltd. 2004 Stock and Incentive Plan.

	Individual Grants
Name	No. of Securities Underlying Options Granted(2)		Percent of Total Options Granted to Employees in Fiscal Year(4)		Exercise Price ($/Share)		Expiration Date	Grant Date Present Value(5)
Edward D. Breen(1)	200,000 200,000 200,000		1.11 1.11 1.11	% % %	$ $ $	37.00 41.00 45.00	3/09/2015 3/09/2015 3/09/2015	$ $ $	2,453,920 2,211,760 1,997,920
William B. Lytton	250,000		1.39%			$35.80	3/09/2015		$2,887,700
Juergen Gromer	83,333 166,667	(3)	..46 ..92	% %	$ $	35.80 35.80	3/09/2015 4/09/2015	$ $	962,563 1,925,137
Richard Meelia	200,000		1.11%			$35.80	3/09/2015		$2,310,160
Thomas Lynch	200,000		1.11%			$35.80	3/09/2015		$2,310,160
David J. FitzPatrick	—	(6)	0%			—	—		—

(1)
Mr. Breen received premium priced stock options in fiscal 2005. These option grants vest one-third per year on each anniversary of the grant date, with an exercise price per share equal to $37.00 with respect to the first 200,000 options, $41.00 with respect to the second 200,000 options and $45.00 with respect to the third 200,000 options. The premium priced options have a ten-year term, subject in certain cases to earlier expiration following termination of employment.

(2)
Except for Mr. Breen, options were granted at an exercise price equal to the fair market value of Tyco common shares on the date of grant. The options vest one-third per year on each anniversary of the grant date. Except as indicated for Dr. Gromer, options have a ten-year term, subject in certain cases to earlier expiration following termination of employment.

(3)
Represents the portion (two-thirds) of Dr. Gromer's total option grants that are made with respect to his Swiss employment services. These options expire ten years and one month from the date of grant.

(4)
Represents the percentage of all options granted in fiscal 2005 under the Tyco International Ltd. 2004 Stock and Incentive Plan.

(5)
Tyco, like all public companies, is required to show the potential realizable value of stock options or a grant date present value. Tyco chose to show a grant date present value using the Black-Scholes option-pricing model, which is a method of calculating the hypothetical value of the options on the date of grant. All options, except Mr. Breen's premium priced options, were granted at an exercise price equal to the market value of Tyco's common shares on the date of grant. The following assumptions were used in calculating the Black-Scholes values: expected time of exercise of five years (except, with respect to Mr. Breen's premium priced options, six years and Mr. Lynch, four years); risk-free interest rate of 4.11% (except, with respect to Mr. Breen's premium priced options, 4.25%); assumed annual volatility of underlying shares of 33%; dividend yield of 1.12%; and vesting of 1/3 each year for three years from the date of grant. The interest rate represents the yield of a zero coupon U.S. government bond on the grant date with a maturity date similar to the expected life of the option and the assumed annual volatility and dividend yield

26            2006 Proxy Statement

  of underlying shares was calculated based on 36 months of historical Tyco share price movement and the dividend payments.

(6)
On March 7, 2005, Mr. FitzPatrick voluntarily retired as Executive Vice President and Chief Financial Officer of the Company and subsequently served as Special Advisor to the Chairman and Chief Executive Officer until December 31, 2005. Mr. FitzPatrick did not receive any equity-based compensation awards during fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        Shown below is information with respect to aggregate option exercises by the Named Officers in the fiscal year ended September 30, 2005 and with respect to unexercised stock options held by them at September 30, 2005.

			No. of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised, In-the-Money Options Held at Fiscal Year End(1)
	Number of Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward D. Breen	—	—	5,950,000	2,600,000	$102,350,000	$28,480,000
William B. Lytton	—	—	748,334	416,666	$9,343,250	—
Juergen Gromer	—	—	2,490,308	583,333	$4,852,100	$2,029,500
Richard Meelia	—	—	2,547,608	533,333	$7,460,700	$2,029,500
Thomas Lynch	—	—	138,334	476,666	—	—
David FitzPatrick	—	—	1,741,667	183,333	$19,074,000	—

(1)
Based on the price of $27.80, which is the average of the high and low prices of Tyco common shares on the NYSE on September 30, 2005.

Retirement Plans

        Messrs. Breen, Lytton, Dr. Gromer and Messrs. Meelia and FitzPatrick participate in defined benefit retirement plans ("pension plans") maintained by Tyco or a subsidiary, as described below. Mr. Lynch does not participate in these plans, but does participate in the Tyco International (US) Inc. Supplemental Savings and Retirement Plan, as discussed below.

        As part of his employment agreement, Mr. Breen is provided with a Supplemental Retirement Benefit. Commencing at age 60, or upon his retirement if after age 60, Mr. Breen will receive a monthly annuity based upon 50% of the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by any prior employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental defined contribution plans, increased at a specified interest rate. One-half of the monthly amount will continue to his surviving spouse in the event of his death. Mr. Breen's normal retirement date is at age 60. Retirement benefits are available at an earlier age but would be reduced by 0.25% for each month or partial month that he commences payment of the benefit prior to age 60 and an additional 0.25% each month or partial month prior to age 60 if his termination of employment is without good reason or for cause (as such terms are defined in his employment agreement). Subject to certain limitations, Mr. Breen may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment or installments. The following table shows the estimated annualized benefits payable under the

2006 Proxy Statement            27

terms of Mr. Breen's agreement for the compensation and years of credited service shown, assuming that benefits are paid in the form of a life and 50% survivor annuity upon normal retirement at age 60.

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Normal Retirement
Compensation
	5	10	15
$3,110,088	$1,555,044	$1,555,044	$1,555,044
$3,210,088	$1,605,044	$1,605,044	$1,605,044
$3,310,088	$1,655,044	$1,655,044	$1,655,044
$3,410,088	$1,705,044	$1,705,044	$1,705,044
$3,510,088	$1,755,044	$1,755,044	$1,755,044
$3,610,088	$1,805,044	$1,805,044	$1,805,044
$3,732,106	$1,866,053	$1,866,053	$1,866,053

        Mr. Breen is currently age 49 and has three years of service. The amounts in the table shown above would be reduced by Mr. Breen's prior employer offset of $55,000 per year at normal retirement and the amounts attributable to the company match in Tyco's defined contribution plans as described above. Mr. Breen's pension benefit, as well as his prior employer offset, vest ratably each month over his first five years of service; he was 63% vested as of September 30, 2005. Upon a change of control, Mr. Breen's benefit becomes fully vested and is paid out immediately.

        As part of his employment agreement, Mr. FitzPatrick is provided with a Supplemental Retirement Benefit. Commencing at age 62, or upon his retirement if after age 62, Mr. FitzPatrick will receive a monthly annuity based upon the sum of 2% multiplied by his years of service with Tyco plus an additional 10%, multiplied by the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer and any benefits attributable to the company match under Tyco's 401(k) and supplemental defined contribution plans, adjusted to reflect any earnings. One-half of the monthly amount will continue to his surviving spouse in the event of his death. Mr. FitzPatrick's normal retirement date is at age 62; retirement benefits are available at an earlier age but would be reduced by 0.25% for each month or partial month that the benefit commences prior to age 62. Subject to certain limitations, Mr. FitzPatrick may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment or installments. Mr. FitzPatrick elected to retire effective December 31, 2005 and to receive a lump sum payment on July 1, 2006. Mr. FitzPatrick's estimated lump sum benefit is $3,119,000. The actual amount paid will depend on the annuity rates in effect at the time of his payment.

        Mr. FitzPatrick is currently age 51 and has three years of service. The amount shown above reflects any amounts attributable to benefits provided under a defined benefit plan maintained by his immediately preceding employer (vesting ratably each month over 14 years) and the amounts attributable to the company match in Tyco's defined contribution plans as described above. Mr. FitzPatrick is 100% vested in his pension benefit. Upon a change of control, Mr. FitzPatrick's benefit is paid out immediately.

28            2006 Proxy Statement

        As part of his employment agreement, Mr. Lytton is provided with a Supplemental Retirement Benefit. Commencing at age 62, or upon his retirement if after age 62, Mr. Lytton will receive a monthly annuity based upon the product of 6.25% multiplied by his years of service with Tyco, multiplied by the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental defined contribution plans, adjusted to reflect any earnings. Mr. Lytton's normal retirement date is at age 62; retirement benefits are available at an earlier age but would be reduced by 0.25% for each month or partial month that the benefit commences prior to age 62. Subject to certain limitations, Mr. Lytton may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment or other annuity form. The following table shows the estimated annualized benefits payable under the terms of Mr. Lytton's agreement for the compensation and years of credited service shown, assuming that benefits are paid in the form of a life annuity upon normal retirement at age 62.

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Normal Retirement
Compensation
	5	10	15
$1,291,883	$403,713	$807,427	$1,211,140
$1,531,883	$478,713	$957,427	$1,436,140
$1,771,883	$553,713	$1,107,427	$1,661,140
$2,011,883	$628,713	$1,257,427	$1,886,140
$2,251,883	$703,713	$1,407,427	$2,111,140
$2,491,883	$778,713	$1,557,427	$2,336,140
$2,731,883	$853,713	$1,707,427	$2,561,140
$2,971,883	$928,713	$1,857,427	$2,786,140
$3,211,883	$1,003,713	$2,007,427	$3,011,140
$3,451,883	$1.078,713	$2,157,427	$3,236,140
$3,732,106	$1,166,283	$2,332,566	$3,498,849

        Mr. Lytton is currently age 57 and has three years of service. The amounts in the table shown above would be reduced by any amounts attributable to benefits provided under a defined benefit plan maintained by his immediately preceding employer (vesting ratably each month over eight years) and the amounts attributable to the company match in Tyco's defined contribution plans as described above. Mr. Lytton's pension benefit vests ratably each month over his first five years of service; he was 60% vested as of September 30, 2005. Upon a change of control, Mr. Lytton's benefit becomes fully vested and is paid out immediately.

        All eligible employees of Tyco Electronics paid in Germany are entitled to receive retirement benefits from Tyco. Tyco has established a defined benefit pension plan solely for this purpose. Dr. Gromer, as an employee of Tyco Electronics in Germany, is entitled to receive from Tyco upon retirement at age 65 a defined pension benefit that is determined primarily based on his annual base salary as of three years prior to the date of his retirement and his years of service with Tyco at the time of his retirement.

        The following table sets forth the estimated annual benefits payable to Dr. Gromer under the pension plan for the annualized monthly salary as of three years prior to retirement and the years of

2006 Proxy Statement            29

credited service specified in the table. Under the pension plan, no more than a maximum of 30 years of credited service may be recognized for benefit accrual purposes.

		Years of Credited Service and Related Estimated Annual Benefits Payable upon Retirement
Annualized Monthly Salary as of Three Years Prior to Retirement
		15	20	25	30
$896,774	(1)	$337,966	$473,380	$619,241	$775,475
$941,613		$361,147	$504,053	$657,272	$820,728
$986,452		$384,844	$535,278	$695,819	$866,389
$1,031,291		$409,056	$567,052	$734,878	$912,464
$1,076,128		$433,768	$599,372	$774,454	$958,967

(1)
The dollar values in the table are converted from Euros using a conversion rate of €1 to $1.2058 at September 30, 2005.

        The annual benefits shown in the table assume that Dr. Gromer would receive his retirement benefits under the pension plan in the form of a straight life annuity upon normal retirement at age 65. As a retiree, Dr. Gromer would be required to pay medical and long-term care insurance from the benefit provided under the pension plan. The compensation of Dr. Gromer covered by the pension plan is his base salary amount (including both German and Swiss salary) excluding statutory payments for Christmas and vacation pay. Dr. Gromer's current covered compensation, designated in Euro, is €743,717, which converts to $896,774 using a conversion ratio of 1 Euro to 1.2058 USD as of September 30, 2005. As of September 30, 2005, for purposes of calculating benefits accrued under the pension plan, Dr. Gromer has 27 years and 9 months of credited service with Tyco. In addition to this pension, at September 30, 2005, Dr. Gromer had accrued a taxable pension payable at retirement by an insurance company in the amount of €3,386 ($4,083) annually. This amount is subject to increase in future periods only to the extent of dividends on the insurance policy.

        Mr. Meelia has a frozen benefit under the tax-qualified Kendall/ADT Pension Plan. The benefit has two parts: a final average pay pension benefit and a cash balance benefit. Under the first part of the plan, Mr. Meelia has a frozen monthly pension benefit of $139 payable immediately at September 30, 2005. If payable at normal retirement date (age 65), this benefit would be $161 monthly. Under the second part, he has a lump sum cash balance account of $82,629 at September 30, 2005, which equates to an immediately payable monthly annuity of $478. Future benefit accruals under both parts of the plan have been frozen. In addition, Mr. Meelia has a benefit under the frozen non-qualified Kendall SERP. Mr. Meelia's account balance under the Kendall SERP at September 30, 2005 was $104,475. The Kendall SERP benefit will be paid in a lump sum after termination of employment.

        Messrs. Breen, Lytton, Meelia, Lynch and FitzPatrick also participate in the Tyco International (US) Inc. Supplemental Savings and Retirement Plan, which is a defined contribution plan (Mr. FitzPatrick participates with respect to employee deferrals only). In addition to allowing employee deferrals of up to 50% of base salary and up to 100% of annual bonus, this plan provides benefits to selected employees who have compensation in excess of the Internal Revenue Service limits for qualified retirement plans ($210,000 for 2005). Each year, those individuals' bookkeeping accounts are credited with the maximum Company contribution that could have been credited under the Company's tax-qualified 401(k) plan (the Tyco International (US) Inc. Retirement Savings and Investment Plan) under its formula (regardless of the individual's actual participation in that plan) if the compensation limits and annual dollar limits on contributions did not apply under the 401(k) plan, less the maximum contributions permitted under the 401(k) plan for the year. Each participant's notional account is credited with notional earnings and losses based on deemed investments chosen by the participant from among those specified in the plan. Accounts under the plan become fully vested upon the earliest of the following events: completion of three years of service, attainment of age 55 with age plus years of total service equal to at least 60, the employee's death or disability, or a change in control. Accounts

30            2006 Proxy Statement

are paid by Tyco beginning on the date elected by the participant, which must be either after termination of employment or at least five years after the participant enters the plan. Payment is in cash, and may be in a single lump sum or annual installments over a period up to 15 years, per the participant's election. Upon the participant's death or disability, all remaining amounts are paid to the beneficiary in a single lump sum.

Employment, Retention and Severance Agreements

        Tyco has entered into employment agreements with Messrs. Breen, Lytton and FitzPatrick and Tyco has entered into a retention agreement with Mr. Meelia. Tyco Electronics Logistics AG, a subsidiary of the Company, has entered into an employment agreement with Dr. Gromer. Mr. Lynch does not have an employment agreement, but is a participant in the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives and the Tyco International (US) Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives.

  Employment Agreement with Edward D. Breen

        Our employment agreement with Mr. Breen is dated as of July 25, 2002 and is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002. The agreement provides for Mr. Breen to serve as our President, Chief Executive Officer and Chairman for an initial term of three years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Breen at the end of the initial term or any additional term. Under the agreement, Mr. Breen is entitled to an annual base salary of at least $1,500,000 and is eligible to earn an annual bonus of at least 100% of his base salary, subject to Tyco's satisfaction of pre-established, objective financial performance criteria to be determined by the Board. Mr. Breen also received a sign-on bonus of $3,500,000, a guaranteed pro-rated annual bonus for fiscal 2002 based upon his base salary and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary.

        Under the agreement, Mr. Breen received a sign-on option to purchase 3,350,000 common shares of Tyco at an exercise price of $10 per share and a sign-on grant of 350,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 4,000,000 common shares of Tyco at an exercise price of $10 per share and a grant of 1,000,000 deferred stock units, both of which vest in five equal annual installments over the first five anniversaries of the agreement. The agreement provides the following terms for the foregoing awards: (i) all awards are subject to the terms and conditions of the long-term incentive plan; (ii) upon a change in control of Tyco, all of the awards vest in full and are exercisable for their full term and the 1,350,000 deferred stock units granted upon hire become immediately payable; (iii) upon termination of Mr. Breen's employment due to death or disability, all of the awards fully vest and options remain exercisable for one year; and (iv) upon termination of Mr. Breen's employment by us for reasons other than cause or disability, or upon termination by Mr. Breen with good reason, all awards vest in full and the options remain exercisable for the remainder of their term notwithstanding the termination of employment, and the 1,350,000 deferred stock units granted upon hire become immediately payable. Cause, disability, change in control and good reason are each defined in the agreement.

        Mr. Breen is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to have premium payments made with respect to a term life insurance policy with a death benefit of at least $1,000,000 and accidental death and dismemberment insurance of at least $2,000,000, supplemental retirement benefits (as described under the "Retirement Plans" section above), certain tax gross-up payments, including a gross-up for relocation expenses, a gross-up for New York City or New York State taxes incurred due to temporary assignment or the performance of his duties and a full gross-up payment for any excise taxes he must pay as a result of receiving compensation that is contingent upon a change in control, and certain relocation, travel and other perquisites.

2006 Proxy Statement            31

        In the event that Mr. Breen's employment is terminated by us other than for cause or by Mr. Breen for good reason, then, provided that Mr. Breen executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Breen a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, and to offer him continued participation in our health and welfare plans for a period of three years. If we are unable to continue him in our plans, we are required to reimburse the amount Mr. Breen pays for individual coverage, up to two times the amount we would have paid to provide the benefits if Mr. Breen had been an employee, with a tax gross-up on the amount of such reimbursement. "Good reason" includes any termination by the executive during the 30-day period immediately following the first anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Breen's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's financial position in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Breen from soliciting Tyco's managerial employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Breen to the fullest extent permitted by law and under Tyco's Bye-laws.

  Employment Agreement with William B. Lytton

        Our employment agreement with Mr. Lytton is dated as of September 30, 2002 and is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002. On September 30, 2004, the agreement was amended to make several administrative changes. A copy of the amendment is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. The agreement provides for Mr. Lytton to serve as our Executive Vice President and General Counsel for an initial term of two years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Lytton at the end of the initial term or any additional term. Under the agreement, as amended, Mr. Lytton is entitled to an annual base salary of at least $675,000. He also received a sign-on bonus of $250,000 and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary. Thereafter, Mr. Lytton is eligible to earn an annual bonus of at least 100% of his base salary, subject to Tyco's satisfaction of pre-established, objective financial performance criteria to be determined by the Board.

        Under the agreement, Mr. Lytton received a sign-on option to purchase 315,000 common shares of Tyco at an exercise price of $13.75 per share and a sign-on grant of 73,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 350,000 common shares of Tyco at an exercise price of $13.75 per share and a grant of 77,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement. All of the awards vest in full in the event of the termination of Mr. Lytton's employment due to death or disability, by us other than for cause or disability or by Mr. Lytton for good reason (each as defined therein). Mr. Lytton is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive supplemental retirement benefits and certain relocation, travel and tax gross-up benefits. He also receives an annual allowance of $67,500 under our Flexible Perquisite Plan for U.S. Executives, payable quarterly, to be used to cover items not otherwise covered under our benefit programs or expense reimbursement policies.

        In the event that Mr. Lytton's employment is terminated by us other than for cause or by Mr. Lytton for good reason, then, provided that Mr. Lytton executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Lytton a lump sum of two times

32            2006 Proxy Statement

his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits, to offer him continued participation in our health and welfare plans for a period of three years, and to permit him to exercise his vested options for a period of three years. In the event that Mr. Lytton's employment is terminated in connection with or following a change in control (as defined therein), then Tyco is obligated to pay Mr. Lytton a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any excise taxes he must pay as a result of receiving compensation that is contingent upon a change in control, to credit him with three additional years of service for purposes of calculating his supplemental retirement benefits, and all of his outstanding equity awards will vest, with options remaining exercisable for their full term. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Lytton's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's results of operations, financial position and cash flows in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Lytton from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Lytton to the fullest extent permitted by law and under Tyco's Bye-laws.

  Employment Agreement with Juergen Gromer

        Tyco Electronics Logistics AG ("AG"), a Swiss company that is the Company's European logistics and distribution subsidiary for the Electronics segment, entered into an employment agreement with Dr. Gromer effective October 1, 1999, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003. The agreement provides for Dr. Gromer to serve as Chairman and CEO of AG for an indefinite term, which can be terminated as of the end of any calendar month upon six months' notice. Both Dr. Gromer and AG also have the right to terminate the agreement for good cause. Under the agreement, Dr. Gromer is entitled to annual compensation, to be determined each year by agreement with the Tyco Board. If the parties cannot agree on a compensation package in any year, Dr. Gromer's compensation will remain unchanged for the following year. Dr. Gromer is entitled to four weeks of vacation each year. Any unused vacation time may be taken in the following year; otherwise, it is forfeited. Reimbursement for Dr. Gromer's expenses and fulfillment of his social security contributions to Germany are to be in accordance with general company policy. As a condition to the contract, Dr. Gromer is required to comply with Tyco Electronics' policies regarding non-competition, confidentiality and intellectual property, and has entered into separate agreements on this account. Dr. Gromer's contract is subject to Swiss law.

  Employment Agreement with Richard J. Meelia

        Tyco is party to a retention agreement dated February 14, 2002 with Mr. Meelia which is filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001. Under the agreement, if Mr. Meelia was terminated by us without cause or upon disability or Mr. Meelia resigns for good reason (each as defined in the agreement) prior to February 28, 2005, then he was entitled to receive a lump sum payment equal to three times the sum of his annual base salary, average cash bonus during the prior four fiscal years and the greater of 10% of his base salary or $20,000, as well as a pro rata portion of the maximum annual bonus that he would have been eligible for in the year of termination. Mr. Meelia would have also been entitled to receive certain welfare, fringe, and other benefits comparable to those provided to him prior to termination, including use of the Company aircraft for a period of three years from his termination date. Additionally, all options

2006 Proxy Statement            33

and restricted shares owned by Mr. Meelia and not already vested would continue to vest for a period of three years from termination. Under the agreement, if Mr. Meelia was terminated by us without cause or upon disability or Mr. Meelia resigns for any reason at any time after February 28, 2005 and prior to June 1, 2005, Mr. Meelia would receive substantially the same severance benefits if he agrees not to disparage or compete with us or to solicit managerial level employees or customers of Tyco for a period of three years following his termination. The payments provided for in the agreement are subject to additional gross-up payments in the event that such payments are subject to federal excise tax as a result of a "change of control" as defined in the Internal Revenue Code. All of Mr. Meelia's unvested options and restricted shares vest in full immediately upon a change in control of Tyco (as defined therein).

        On December 9, 2004, Tyco and Mr. Meelia agreed to amend the retention agreement to extend the expiration date of the voluntary termination provision set forth therein from June 1, 2005 to December 31, 2005. The amendment is filed as an exhibit to our Form 8-K filed on December 17, 2004. On December 9, 2005, Tyco and Mr. Meelia agreed to further amend Mr. Meelia's retention agreement to extend the expiration date of the voluntary termination provision set forth therein from December 31, 2005 to June 30, 2007. The revised retention agreement continues in effect all provisions of his prior agreement through June 30, 2007, with the following modifications: (i) cash severance benefits payable upon termination of employment will be credited with interest for the period January 1, 2006 through payment at a rate of 4.32%; (ii) payment or commencement of certain benefits are delayed for six months following termination of employment; and (iii) instead of vesting over three years following termination of employment, the unvested portions of Mr. Meelia's pre-fiscal year 2005 options will vest immediately upon termination of employment and the exercise period for specified options has been shortened or otherwise modified in order to comply with the requirements of Section 409A of the Internal Revenue Code. The amendment is filed as an exhibit to our Form 10-K filed on December 9, 2005.

  Participation in Severance Plans by Thomas Lynch

        Mr. Lynch is a participant in the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Upon involuntary termination of employment (other than for cause, disability or death), provided that Mr. Lynch executes a general release in favor of Tyco, we are required to pay Mr. Lynch's base salary and target bonus for 24 months (which bonus may be payable in installments or a lump sum as determined by the administrator of the plan). In addition, Mr. Lynch could be eligible for a pro-rated annual bonus for the year in which his employment terminates, in our discretion. Mr. Lynch would also receive: (i) continued vesting of his outstanding stock options for 12 months and 12 months to exercise vested stock options (unless a longer period is provided in his option agreements); (ii) continuation of health and dental benefits for 24 months at active employee rates; and (iii) in our discretion, outplacement services for up to 12 months. Any unvested restricted stock and restricted stock units are forfeited. As a condition of receiving the foregoing benefits, the plan requires Mr. Lynch to agree to covenants providing for the confidentiality of our information, one year noncompetition, two years of nonsolicitation of our employees and customers, and non-disparagement. "Cause" is defined as substantial failure or refusal to perform duties and responsibilities of the executive's job, violation of fiduciary duty, conviction of a felony or misdemeanor, dishonesty, theft, violation of our rules or policy, or other egregious conduct that has or could have a serious and detrimental impact on Tyco and its employees.

        Mr. Lynch is also entitled to benefits under the Tyco International (US) Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives. This program replaces the benefits under the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives described above, or any other severance arrangement (other than certain individually-negotiated arrangements, such as those described above for Messrs. Breen, Lytton and FitzPatrick), in the case of certain terminations of

34            2006 Proxy Statement

employment in connection with a change in control of Tyco. Upon termination of Mr. Lynch's employment by Tyco or a subsidiary for any reason other than cause (as defined in the plan), disability or death, or upon resignation by Mr. Lynch within 180 days following an event that constitutes good reason (as defined in the plan), in each case occurring within 60 days before or two years after a change in control of Tyco, Mr. Lynch is entitled to the following under the Plan: (i) 24 months of: (a) continued base salary, (b) target bonus, and (c) continued participation under Tyco's medical, dental and health care reimbursement account plans as in effect on the date of termination of employment (or generally comparable coverage and subject to payment of premiums applicable to active employees); (ii) pro-rated annual bonus for the year in which the termination of employment occurs; (iii) full vesting of all stock options; (iv) continued exercisability of all stock options for the greater of the period set forth in each option agreement covering such options, or 12 months following termination of employment, but in no event beyond the original expiration date of the option; (v) full vesting of time-based restricted stock and restricted stock units; (vi) full vesting of performance-based restricted stock and restricted stock units, subject to the plan administrator's determination that applicable performance requirements have been or would be attained; and (vii) in Tyco's discretion, up to 12 months of outplacement services. Cash severance benefits are paid in a single lump sum payment following Mr. Lynch's execution of a general release of claims. Mr. Lynch also must agree to noncompetition, confidentiality and nonsolicitation provisions, and benefits may be cancelled or recovered if he does not comply with those provisions or violates the release of claims. In the event that payments to Mr. Lynch would be subject to Internal Revenue Code Section 4999 excise taxes as a result of the change in control, Mr. Lynch's benefits would be reduced to the maximum amount payable without triggering excise tax liability, but only if Mr. Lynch's after-tax benefits applying the reduction exceed his after-tax benefits without the reduction.

  Agreement and General Release with David J. FitzPatrick

        Tyco entered into an Agreement and General Release with Mr. FitzPatrick on March 24, 2005, providing for Mr. FitzPatrick's retirement from the Company effective December 31, 2005, and resignation from the position of Executive Vice President and Chief Financial Officer of the Company effective March 7, 2005. The agreement is filed as an exhibit to our current Report on Form 8-K filed on March 30, 2005. The agreement provides that from March 7, 2005 through December 31, 2005, Mr. FitzPatrick will serve as a Special Advisor to the Chairman and Chief Executive Officer with the same base salary and benefits as in effect for Mr. FitzPatrick as of March 7, 2005. However, Mr. FitzPatrick's employment will terminate before December 31, 2005 if he begins employment with another company, provides services to another company without our consent, or fails or refuses to perform his duties under the agreement (and does not cure such failure or refusal within five days of written notice). Tyco may, in its sole discretion, terminate Mr. FitzPatrick's employment on or after September 30, 2005 without cause or earlier due to cause, and in such case his earlier date of termination will apply in determining his right to other benefits, but his base salary will continue to be paid through December 31, 2005.

        Under the agreement, Mr. FitzPatrick is entitled to an annual bonus for fiscal 2005, calculated under the terms of the Tyco International Ltd. 2004 Stock and Incentive Plan without discretionary adjustment for personal performance. No annual incentive bonus will be payable to Mr. FitzPatrick for the 2006 fiscal year. He will not receive a long-term incentive award for the 2005 or 2006 fiscal years, and the unvested portion of his 2004 stock option grant will be forfeited on the date he terminates employment. Mr. FitzPatrick's 2004 restricted stock grant will vest on March 26, 2007, as if Mr. FitzPatrick had remained employed through that date, provided that Mr. FitzPatrick complies with all the terms of the agreement (including all of the restrictive covenants contained therein). All other outstanding equity awards will be governed by their terms.

        The agreement provides that Mr. FitzPatrick's supplemental retirement benefit, as set forth in his Executive Employment Agreement dated September 18, 2002, will be paid on July 1, 2006 as a lump

2006 Proxy Statement            35

sum. His deferred compensation benefit under our Supplemental Savings and Retirement Plan will be paid to him in fifteen annual installments, beginning in July 2006.

        The agreement provides a general release of claims in favor of Tyco (and related parties). Under the agreement, Mr. FitzPatrick agreed to be bound by restrictive covenants regarding confidentiality of Company information, nonsolicitation of Company employees and customers, noncompetition, return of Company property and nondisparagement and he ratified the restrictive covenants in the employment agreement. In addition, Mr. FitzPatrick agreed to cooperate with investigations, administrative proceedings and litigation, and we agreed to pay $2,500 per day for such cooperation after termination of Mr. FitzPatrick's employment and to reimburse him for reasonable expenses incurred in connection with such cooperation. The agreement supersedes his employment agreement, except for the provisions of Section 11 (restrictive covenants), which restricts Mr. FitzPatrick from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. FitzPatrick to the fullest extent permitted by law and under Tyco's Bye-laws.

Equity Compensation Plan Information

        The following table provides information as of September 30, 2005 with respect to Tyco's common shares issuable under its equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2004 Stock & Incentive Plan(1)	40,040,944	$32.24	171,947,384
LTIP(2)	34,230,565	$27.77	—
1994 Restricted Stock Plan(4)	1,388,440	—	—
ESPP(5)	—	—	1,458,073

Subtotal	75,659,949	—	173,405,457

Equity compensation plans not approved by security holders
LTIP II(3)	62,422,306	$33.65	—
SAYE(6)	2,485,070	$16.84	7,362,200
Irish Bonus Plan(5)	—	—	1,173,181

Subtotal	64,907,376	—	8,535,381

Total	140,567,325	—	181,940,838

(1)
The Tyco International Ltd. 2004 Stock and Incentive Plan provides for the award of stock options, restricted shares and other equity and equity-based awards to Board members, officers and non-officer employees. Amount shown includes 42,984 DSUs, 77 DSUs credited to all DSU accounts due to dividend equivalents earned on each DSU account, 1,250 miscellaneous stock award shares, 5,061,667 restricted shares and 823,105 restricted stock units.

(2)
The Tyco International Ltd. Long Term Incentive Plan ("LTIP") allows for the grant of stock options and other equity or equity-based grants to Board members, officers and non-officer employees. Amounts shown exclude 11,986,816 outstanding stock options assumed in connection with acquisitions at a weighted-average exercise price of $43.37. No additional options may be granted under those assumed plans. Amount shown includes 1,783,667 DSUs, 27,204 DSUs

36            2006 Proxy Statement

  credited to all DSU accounts due to dividend equivalents earned on each DSU account, 198,343 promissory shares and 239,800 restricted shares. Promissory shares are used for employees in countries that require taxes to be paid at grant, rather than at vesting. The shares will be issued at vesting. Under the terms of the 2004 Stock and Incentive Plan, adopted in March 2004, no additional options, equity or equity-based grants will be made under the LTIP.

(3)
LTIP II allows for the grant of stock options and other equity or equity-based grants to employees who are not officers of Tyco. Under this plan, non-officer employees or former employees of Tyco or a subsidiary could receive: (i) options to purchase Tyco common shares; (ii) stock appreciation rights; (iii) awards payable in cash, common shares, other securities or other property, based on the achievement of performance goals; (iv) dividend equivalents, consisting of a right to receive payments equivalent to dividends declared on Tyco common shares; and (v) other stock-based awards as determined by the Compensation and Human Resources Committee. The exercise price of options and stock appreciation rights would generally be fair market value on the date of grant, but could be lower in certain circumstances. No individual could receive awards for more than 12,000,000 shares in any calendar year. Terms and conditions of awards were determined by the Committee. Awards could be deferred, and could be payable in any form the Committee determined, including cash, Tyco common shares, other securities or other property. The Committee may modify awards in recognition of unusual or nonrecurring events, including a change of control. Under the terms of the 2004 Stock and Incentive Plan, adopted in March 2004, no additional options, equity or equity-based grants will be made under the LTIP II.

(4)
The 1994 Restricted Stock Ownership Plan for Key Employees ("1994 Restricted Stock Plan") provided for the issuance of restricted stock grants to officers and non-officer employees. The 1994 Restricted Stock Plan expired in November 2004; thus no additional grants of restricted stock have been made under this plan since November 2004 and no shares are available for grants.

(5)
This table includes an aggregate of 2,631,254 shares available for future issuance under the Tyco Employee Stock Purchase Plan ("ESPP") and the Tyco International (Ireland) Employee Share Scheme ("Irish Bonus Plan"), which represents the number of remaining shares registered for issuance under these two plans. All of the shares delivered to participants under the ESPP and Irish Bonus Plan are purchased in the open market. The Irish Bonus Plan is a profit sharing plan for employees of several Irish subsidiaries of the Company. Upon the achievement of pre-established budget targets, eligible participants receive a bonus payment in the form of common shares of the Company, or, if the participant elects, in cash. In addition, eligible participants can elect to have a portion of their salary withheld to purchase additional shares, up to a maximum of the lesser of the 7.5% of annual salary or the amount of annual bonus paid in shares. In addition, the aggregate value of the shares received as bonus and purchased with withheld salary cannot exceed €12,700 in any one tax year. Bonuses paid in shares and the portion of salary used to purchase additional shares are not subject to income tax, provided the shares are held for the periods described below. All shares received by the employee are held by a trustee on behalf of the employee, and cannot be sold or transferred for at least two years. Shares sold or transferred after two years but before three years from receipt are subject to income tax. The shares received or purchased under the plan receive dividends, which are distributed by the trustee.

(6)
The Tyco International Ltd. UK Savings Related Share Option Plan ("SAYE") is a UK Inland Revenue approved plan for UK employees pursuant to which employees may be granted options to purchase shares at the end of three years of service at a 15% discount off the market price at time of grant. Employees make monthly contributions that are, at the election of the employee, used for the purchase price or returned to the employee. The total amount of shares that may be purchased at the end of the three years of service is equal to the total of the monthly contributions, plus a tax-free bonus amount equal to a multiple of the aggregate amount of monthly contributions, divided by the option price. An option will generally be exercisable only during the period of six months following the three-year period. The plan is administered by the Company's International Benefits Oversight Committee, appointed by the Compensation and Human Resources Committee. The International Benefits Oversight Committee, among other things, determines when to grant options and sets the option price.

2006 Proxy Statement            37

BOARD COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Committee Membership and Duties

        The Compensation and Human Resources Committee of the Board of Directors (the "Committee") is responsible for the Company's executive compensation strategies, structure, policies and programs. It reviews, analyzes and approves the design of executive compensation programs and the compensation of Tyco's senior executives, including officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 ("Section 16 Officers"). The Committee submits its decisions regarding compensation for Section 16 Officers to the independent directors of the Board for approval. The Committee annually prepares this report on executive compensation for inclusion in the proxy statement.

        The Committee's charter reflects these responsibilities, and the Committee and the Board review the charter at least annually, making revisions as appropriate. Pursuant to its charter, the Committee's duties and responsibilities also include evaluation of the performance of the Chief Executive Officer and review of individual performance of other Section 16 Officers and senior executives; establishment and oversight of officer stock retention and ownership guidelines; and review of management succession planning and of issues related to the Company's human resources strategies. As part of its regular oversight of compensation policies and practices, the Committee periodically reviews existing executive contracts, change in control arrangements, severance plans and potential severance obligations, and executive retirement benefit obligations.

        The Committee's membership is determined by the Board and is composed entirely of independent directors. For fiscal 2005, its members were Mackey J. McDonald (Chair), Dennis C. Blair, George W. Buckley, and Rajiv L. Gupta (who joined the Committee in March 2005). There were nine meetings of the Committee in fiscal 2005.

  Overview of Compensation Philosophy and Programs

        Our compensation philosophy and strategy is intended to attract and retain the most talented employees and management, to reward achievement of sustained, measurable results and behaviors that exemplify Tyco's values and to enhance our corporate governance processes. The key objectives of the Company's compensation philosophy are to:

  •
  Reward superior performance at competitive levels;

  •
  Be simple, transparent and easy to communicate;

  •
  Support our talent strategy by permitting the flexibility required to differentiate based on individual performance and potential; and

  •
  Provide a fair balance of risk and reward.

        We expect the design and implementation of compensation programs to support the corporate values that have been broadly communicated by the Chief Executive Officer throughout the Company: Integrity, Excellence, Teamwork and Accountability.

        The Committee has engaged an independent compensation consultant to advise the Committee in the development of its compensation programs and practices, and in addition, as appropriate, looks to the Executive Compensation group in Tyco's Human Resources Department to support the Committee in its work. We are cognizant of the competitive environment in which we must compete for superior executive talent and seek to maintain a compensation strategy that is competitive in the industries in which we do business. The Committee reviews recommendations provided by its outside consultant to assist in determining competitive levels of compensation for Section 16 Officers and other executives.

38            2006 Proxy Statement

We are committed to hiring and retaining the best executive talent and paying competitively, when such pay is merited by performance, and to retaining, developing and motivating talented executives.

        Each year, the Committee reviews the Company's executive compensation programs to assure alignment between the interests of executives and shareholders and the external competitiveness of the programs and total compensation levels. The Company determines what, if any, changes are appropriate in the compensation programs of the Company.

  Elements of Compensation

        To assure the appropriate mix of risk and reward and focus on both short and long term Company performance, we have established three basic components to Tyco's executive compensation program:

        Base Salary    Base salary is generally designed to be competitive with comparable positions in peer group companies; however, each executive's actual salary varies based on the complexity and unique challenges of his or her position, individual skills, experience, background and performance. Base salaries are reviewed and established at 12 to 24 month intervals, depending on competitive salary positioning.

        Annual Incentive Bonus    Annual incentive bonus targets are set within ranges determined by Career Band. These ranges are designed to reflect competitive conditions and are intended to motivate executives by providing significant bonus opportunities based on the achievement of measurable goals. Each executive has a target bonus percentage expressed as a percentage of base salary. Bonus targets for Section 16 Officers generally range from 65% to 100% of base salary. The annual incentive program includes minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards rewarding extraordinary business performance; thus, actual awards can range from 0% to 200% of target, depending on performance against pre-established objectively determinable goals. In addition, calculated awards may be adjusted up or down by up to 25% based on behaviors as measured against the Tyco values and on individual performance. Annual incentive awards, other than for Section 16 Officers, are made pursuant to the terms of the Tyco International Annual Incentive Plan. Annual incentive awards for Section 16 Officers are determined under the 2004 Stock and Incentive Plan based on performance criteria reviewed by the Committee and approved by the Board, with the actual amount of their awards determined by exercise of negative discretion of the Committee to align their awards with the Annual Incentive Plan. Each year, the Committee reviews and assesses proposed performance goals, and approves the design of the annual incentive bonus program. Following determination of year-end results, the Committee assesses proposed bonus pools against Company performance, determines appropriate adjustments, if any, and approves bonus pools and individual bonus awards for senior executives. It reviews, approves and recommends Board approval of Section 16 Officer bonuses.

        Long Term Incentive Compensation    Tyco's long term incentive program is designed to ensure that executives have a continuing stake in the long term success of the Company and to thereby encourage executives to enhance the value of the Company's stock. The long term incentive program is also designed to create individual retention incentives.

        Tyco's long-term, equity based compensation program consists of a mix of stock options and restricted stock (or restricted units in certain countries). Grants are generally made annually. Stock options generally permit an executive to purchase a share of Tyco stock at the exercise price, which is the fair market value, defined as the average of the high and low share price on the date of grant. Thus, options have value only if the Company's stock appreciates in value after the options are granted. Repricing of stock options is not permitted under the Tyco International, Ltd. 2004 Stock and Incentive Plan, under which all new options are granted. Options vest ratably over a multi-year period (typically three years) and have a ten year term to exercise while in active employment, while restricted stock

2006 Proxy Statement            39

(and restricted stock units) typically cliff vest 100% after three years. Unvested options and shares of restricted shares (or restricted units) are forfeited if an executive voluntarily leaves the Company other than due to retirement or disability.

        During 2005, the Committee undertook an in depth review of the linkage between long term incentive programs and shareholder value. It worked with independent consultants in evaluating appropriate measures that correlate with shareholder value and the plan design modifications that might enhance the long term incentive program's reliance on such measures. Consequently, the Committee has approved a three-year Performance Share Program to take effect in fiscal 2006 that will base a portion of high level executive long-term incentive awards on Company-wide return on invested capital and organic revenue growth.

        The Committee believes its equity-based incentive compensation program aligns executive and shareholder interests because (i) the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) the payment of a significant portion of executives' compensation in Tyco equity provides management with a powerful incentive to increase shareholder value over the long term. Stock option and restricted stock awards are generally reflective of position and individual contribution, taking into account equity-based compensation levels for executives in comparable positions at other large diversified companies. The Committee determines appropriate individual long-term incentive awards in the exercise of its discretion in view of the above criteria and applicable policies.

        Stock Ownership Guidelines    In 2003, the Board established stock retention and ownership guidelines for all Section 16 Officers. These guidelines generally require Section 16 Officers to retain at least 75% of "earned equity awards" until their required ownership levels have been attained, and, thereafter, to retain 25% of subsequently earned equity awards for a minimum period of three years after such awards are earned. The ownership level for the Chairman and CEO is ten times base salary. Required ownership levels for other Section 16 Officers, which may be achieved over a period of time, vary by position, and range from two to six times base salary. "Earned equity awards" include vested restricted stock and shares obtained upon option exercise; both are net of shares withheld or sold to cover the cost of exercise and required minimum tax withholding.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a limit of $1 million on the amount of compensation that may be deducted by Tyco with respect to the Chief Executive Officer and any of the other four most highly compensated officers; however, this limitation does not apply to compensation that qualifies as "performance-based" under federal tax law. It is the Committee's policy to have compensation payable to our executive officers qualify as performance-based and deductible for federal income tax purposes unless there are valid compensatory reasons for paying non-deductible amounts, such as the recruitment and retention of key employees. We have endeavored to structure our incentive plans so that annual bonuses, stock options and performance share awards should be fully deductible. Deferred stock units (DSUs) are paid following an executive's termination of employment when the deduction limits of Internal Revenue Code Section 162(m) do not apply. Examples of potentially non-deductible compensation would include non-deferred base salary in excess of $1 million, sign on/relocation bonuses, and time-based restricted stock awards.

Compensation for Fiscal Year 2005

        We approved a fiscal 2005 annual incentive compensation program for executives of Tyco and its subsidiaries that is substantially similar to the fiscal 2004 program. The 2005 annual incentive program reflects the Company's compensation philosophy, is linked to our values and goals, and closely ties annual incentive opportunities to business performance, measured by earnings and free cash flow,

40            2006 Proxy Statement

subject to achievement of a net income threshold. Annual incentive bonus opportunities for officers in the corporate headquarters were based on the overall performance of Tyco, using Company Earnings Per Share ("EPS") and total Company free cash flow as the performance measures. Annual incentive bonus opportunities for segment presidents were based upon the Committee's assessment of the respective segment's financial performance, evaluated using earnings before interest and taxes ("EBIT") and segment free cash flow, with a portion of the annual incentive bonus based on the overall EPS and performance of Tyco, using total Company EPS and free cash flow, as described above. In addition, certain businesses elected to incorporate a "Key Performance Measure," such as revenue growth, that reflected business needs and objectives of a particular segment or business unit. In conjunction with the Company's goal to achieve Company-wide compliance with Section 404 of the Sarbanes-Oxley Act, during calendar year 2005 we encouraged use of the +/-25% differentiation factor for employees other than Section 16 Officers to recognize extraordinary efforts aimed at achievement of this goal.

        In addition to the Committee's critical review of 2005 annual incentive payouts and equity grants, during 2005 the Committee worked with its independent compensation consultant to conduct an in-depth review of all officer and senior executive employment agreements (including potential severance obligations under such agreements) as well as existing change in control arrangements, severance plans and executive retirement benefit obligations, to assure that such plans and arrangements were appropriate and competitive. During 2005, an internal audit was conducted of compensation practices, including appropriate documentation of compensation actions, compliance with the Company's Delegation of Authority and other compensation related control processes.

        The Summary Compensation table on page 23 reflects the bonus amounts for Messrs. Breen, FitzPatrick and Lytton, reflecting payments based on the performance of the Company's 2005 EPS and free cash flow goals. Mr. Meelia's bonus reflects payments based 80% on the performance of the Company's Healthcare segment and 20% on the performance of Tyco overall during fiscal 2005. The amount awarded to Dr. Gromer reflects a cash payment based 80% on the performance of the Company's Electronics segment and 20% on the performance of Tyco overall during fiscal 2005. Similarly, the amount awarded to Mr. Lynch reflects a cash payment based 80% on the performance of the Company's Engineered Products and Services segment and 20% on the performance of Tyco overall during fiscal 2005.

Chief Executive Officer Compensation

        The Compensation and Human Resources Committee and the Nominating and Governance Committee jointly reviewed the performance of our Chief Executive Officer using a CEO scorecard introduced in 2003. The scorecard was developed as a tool to evaluate performance, provide relevant, thoughtful feedback, and support pay decisions. In addition to Company performance, the scorecard reviewed elements of personal performance such as leadership, business acumen, selection and development of people, and adherence to principles of corporate governance.

        For fiscal 2005, Mr. Breen received an increase to his annual salary, based on merit, of 4% (2.7% on an annualized basis). His resulting annualized salary is $1,625,000. Based on performance against Company EPS and free cash flow goals, Mr. Breen earned a fiscal 2005 Annual Incentive of $1,485,088, determined based on the Company's EPS and free cash flow results. In March 2005, the Committee awarded Mr. Breen 160,000 shares of restricted stock and 600,000 premium-priced stock options. The restricted stock granted to Mr. Breen vests on the third anniversary of the grant, while the premium-priced options granted to Mr. Breen vest in equal installments over a three-year period, with exercise prices per share of $37.00, $41.00 and $45.00, respectively. The average price of Tyco common shares in fiscal 2005 was $31.80. The Committee feels that the use of premium priced options in 2005 helped to align Mr. Breen's long-term compensation with the interests of shareholders and the Company by establishing fixed exercise prices that build in required threshold increases in shareholder value.

2006 Proxy Statement            41

        During fiscal 2005, under Mr. Breen's leadership as the Company's Chief Executive Officer, the Company continued to: reduce its debt and strengthen its balance sheet; realize strong cash flow performance, which enabled it to return value to shareholders by increasing the stock dividend and repurchasing shares and convertible bonds; sharpen its focus on operational excellence, generating savings from Six Sigma/Lean and strategic sourcing initiatives; and invest in growth initiatives to drive future organic revenue growth. The Company continued to make progress on the restructuring and divestiture programs announced in early fiscal 2005, made a number of strategic bolt-on acquisitions in its Healthcare segment, and also continued to improve its corporate governance standards and processes and to emphasize the importance of its code of ethics. During fiscal 2005, under Mr. Breen's leadership and oversight, the Company achieved its goal of compliance with Section 404 of Sarbanes-Oxley.

        Fiscal 2005 was a year of continuing change and evolution for Tyco, with lower than expected organic revenue growth. This is reflected in Mr. Breen's fiscal 2005 bonus, which was significantly lower than the fiscal 2004 bonus. The Committee considers Mr. Breen's level of compensation appropriate, and continues to value his outstanding leadership of the Company during fiscal 2005.

Certain Other Executive Officers

        The remaining five Named Officers are William B. Lytton, Executive Vice President and General Counsel, Richard Meelia, President of Tyco Healthcare Group, Juergen Gromer, President of Tyco Electronics, Thomas Lynch, President, Tyco Engineered Products and Services and David J. FitzPatrick, Advisor to the Chairman and Chief Executive Officer. The details of the compensation for these individuals are described in the tables and footnotes above.

Summary

        We are guided by the principle that the Company's total compensation program must be competitive, must support our overall strategy and objectives, and must provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance. The Annual Incentive Plan takes into account Tyco's overall performance, as well as segment and business unit objectives. Annual bonus and long-term awards take into account not only objective financial goals, but also individual performance goals and behaviors that reinforce our core values, including accountability and the highest standards of corporate governance.

Submitted by the Compensation and Human Resources Committee:

Mackey J. McDonald, Chair
Admiral Dennis C. Blair
George W. Buckley
Rajiv L. Gupta

December 2, 2005

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation and Human Resources Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

42            2006 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In fiscal 2005, there were no transactions with companies where our directors were employed and served as officers that exceeded one percent of the gross revenue of any of these entities or of the Company, which is the threshold set forth in the Company's governance principles, as described under "Corporate Governance" above.

        The Company offers a relocation program for employees who relocate at the Company's request and, in appropriate circumstances, to new employees who relocate in connection with their employment by the Company. Our program covers the cost, either through direct payment or reimbursement, for most of the reasonable expenses associated with relocation, including, but not limited to, disposition of current residence, home finding, home purchase/lease acquisition, temporary living, a miscellaneous allowance equal to one month's salary, and transportation and storage of household goods. In addition, the relocation program provides a tax gross-up on the taxable portion of certain amounts received by or paid on behalf of the employee under the program.

        For our executives, the relocation program includes a buyout provision for the pre-move residence. Tyco has engaged a relocation company to manage the home sale process. The relocation company purchases the home either at an appraised market value or at the value offered by a bona fide third-party purchaser. The relocation company then resells the home, and the Company is responsible for any costs associated with the subsequent maintenance and sale of the home, including the payment of a service fee to the relocation company.

        In November 2004, in connection with being hired as the President of Tyco Engineered Products and Services, Thomas Lynch sold his home to the relocation company pursuant to the relocation program for $755,000. The Company paid Mr. Lynch $12,000 for the loss on the sale of his home and the estimated gross-up payment of $9,176 pursuant to the terms of the relocation program, as described above. In June 2005, the relocation company sold Mr. Lynch's home for $705,000. The Company paid the relocation company for the loss of $50,000 on the resale of Mr. Lynch's home pursuant to the terms of the relocation program.

2006 Proxy Statement            43

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a graph comparing the cumulative total shareholder return on Tyco common shares against the cumulative total return of the S&P 500 Index and the Dow Jones US Industrial Diversified Index, assuming investment of $100 on September 30, 2000, including re-investment of dividends. The graph below shows the cumulative total return as of the fiscal years ended September 30, 2001, 2002, 2003, 2004 and 2005.

	9/00	9/01	9/02	9/03	9/04	9/05
Tyco International Ltd.	100.00	87.80	27.28	39.64	59.59	54.82
S & P 500	100.00	73.38	58.35	72.58	82.65	92.78
Dow Jones US Industrial Diversified	100.00	73.69	51.88	65.50	80.72	82.65

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Tyco's officers and directors and persons who beneficially own more than ten percent of Tyco's common shares to file reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish Tyco with copies of all Section 16(a) forms they file. As a matter of practice, Tyco's administrative staff assists Tyco's officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Tyco's review of the copies of such forms it has received, as well as information provided and representations made by the reporting persons, Tyco believes that all of its officers, directors and beneficial owners of more than ten percent of its common shares complied with Section 16(a) during Tyco's fiscal year ended September 30, 2005, except for: (1) the sale of common shares by Mr. Meelia on February 9, 2005, reported late on Form 4 on February 16, 2005, and (2) the acquisition of common shares by Mr. Gupta's spouse on May 9, 2005, reported late on Form 4 on May 13, 2005.

44            2006 Proxy Statement

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board is composed of four directors, each of whom the Board has determined meets the independence and experience requirements of the New York Stock Exchange. The Audit Committee operates under a revised charter approved by the Board in September 2005, which is attached as Appendix A to this Proxy Statement and is posted on our website. As more fully described in its charter, the Audit Committee oversees Tyco's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, assures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. Tyco's independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States of America to obtain reasonable assurance that Tyco's consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

        In this context, the Audit Committee has reviewed the consolidated financial statements for the fiscal year ended September 30, 2005, and has met and held discussions with management, the internal auditors and the independent auditors concerning the consolidated financial statements, as well as the report of management and the independent auditor's opinion thereon regarding the Company's internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Management represented to the Committee that Tyco's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

        In addition, the Committee has discussed with the independent auditors the auditors' independence from Tyco and its management, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based upon the Committee's review and discussions referred to above, the Committee recommended that the Board include Tyco's audited consolidated financial statements in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jerome B. York, Chair
Brian Duperreault
Bruce S. Gordon
Brendan R. O'Neill

December 7, 2005

2006 Proxy Statement            45

PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

        In accordance with Section 89 of the Companies Act 1981 of Bermuda, Tyco's shareholders have the authority to appoint Tyco's independent auditors and to authorize the Audit Committee to set the auditors' remuneration. Appointment of the independent auditors and authorization of the Audit Committee to set their remuneration requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Deloitte & Touche LLP as Tyco's independent auditors to serve until the 2007 Annual General Meeting and authorize the Audit Committee of the Board to set their remuneration.

        Representatives of Deloitte & Touche LLP are expected to be at the Annual General Meeting to present the independent auditors' report on the consolidated financial statements of the Company for the fiscal year ended September 30, 2005. The representatives will also be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

The Audit Committee and the Board recommend that shareholders vote FOR the appointment of Deloitte & Touche LLP and the authorization of the Audit Committee to set their remuneration.

        PricewaterhouseCoopers LLP served as Tyco's independent auditors for fiscal years prior to fiscal 2004 and for an interim period of fiscal 2004 through February 17, 2004. On February 17, 2004, PricewaterhouseCoopers LLP resigned in accordance with the Companies Act 1981 of Bermuda after being notified that the Board, upon the recommendation of the Audit Committee, had determined to propose Deloitte & Touche LLP as the Company's independent auditors for fiscal 2004, effective as of February 17, 2004.

        The audit reports of Deloitte & Touche LLP for fiscal 2005 and 2004 on the Company's consolidated financial statements as of and for the years ended September 30, 2005 and 2004, did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion dated December 9, 2005, included an explanatory paragraph relating to the Company's change of its measurement date for its pension and post retirement plans from September 30 to August 31.

        During the fiscal year ended September 30, 2003 and the subsequent interim period through February 17, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its audit report on the Company's consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the fiscal year ended September 30, 2003 and the subsequent interim period through February 17, 2004, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

        Aggregate fees for professional services rendered for Tyco by Deloitte & Touche LLP as of and for the fiscal years ended September 30, 2004 and September 30, 2005 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Tyco's annual

46            2006 Proxy Statement

financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years. (All references to "$" in this Proxy Statement are to United States dollars.)

	Fiscal Year 2005 (in millions)	Fiscal Year 2004 (in millions)
Audit Fees	$80.0	$35.0
Audit-Related Fees	$2.2	$3.5
Tax Fees	$10.1	$9.6
All Other Fees	$1.3	$8.5

Total	$93.6	$56.6

        Audit Fees for the fiscal years ended September 30, 2005 and 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company, the 2005 audit of management's assessment of internal control, quarterly review of the financial statements included in Tyco's Quarterly Reports on Form 10-Q, consents, comfort letters, international filings and other assistance required to complete the year-end audit of the consolidated financial statements. The increase in audit fees in the fiscal year ended September 30, 2005 from the fiscal year ended September 30, 2004 related primarily to the performance of the audit of management's assessment of internal control.

        Audit-Related Fees as of the fiscal years ended September 30, 2005 and 2004 were for assurance and related services associated with acquisition/divestiture due diligence and carve-out audits.

        Tax Fees as of the fiscal years ended September 30, 2005 and 2004 were for tax compliance services.

        All Other Fees as of the fiscal year ended September 30, 2005 were for project management and support for non-financial systems software. All Other Fees as of the fiscal year ended September 30, 2004 were for internal audit support services.

        None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        In March 2004, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors' independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services, and ensuring compliance with the policy.

        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. All services may not extend for more than 12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the Corporate Controller or his or her delegate.

2006 Proxy Statement            47

        In accordance with the policy, the Chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so. The Chair must report all such pre-approvals to the Audit Committee at the next Committee meeting.

OTHER MATTERS

Costs of Solicitation

        The cost of solicitation of proxies will be paid by Tyco. Tyco has engaged MacKenzie Partners, Inc. as the proxy solicitor for the Annual General Meeting for an approximate fee of $9,500. In addition to the use of the mails, certain directors, officers or employees of Tyco may solicit proxies by telephone or personal contact. Upon request, Tyco will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

Presentation of Financial Statements

        In accordance with Section 84 of the Companies Act 1981 of Bermuda, Tyco's audited consolidated financial statements for the fiscal year ended September 30, 2005 will be presented at the Annual General Meeting. These statements have been approved by Tyco's directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

        The registered and principal executive offices of Tyco are located at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number there is (441) 292-8674.

Shareholder Proposals for the 2007 Annual General Meeting

        In accordance with the rules established by the SEC, as well as under the provisions of the Amended and Restated Bye-laws, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 intended for inclusion in the Proxy Statement for next year's annual general meeting of shareholders must be received by Tyco no later than September 26, 2006. Such proposals should be sent to Tyco's Secretary at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and the Amended and Restated Bye-laws, and must be a proper subject for shareholder action under Bermuda law.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law and other legal requirements, without seeking to have the proposal included in Tyco's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Bermuda law provides that only Tyco shareholders holding not less than 5% of the total voting rights or 100 or more registered Tyco shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at the registered office of Tyco not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the Chairman without additional proxy statement disclosure about the matter unless Tyco is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the proponents otherwise satisfy the requirements of Rule 14a-4. The deadline under Rule 14a-4 for next year's meeting is December 9, 2006.

48            2006 Proxy Statement

United States Securities and Exchange Commission Reports

        Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at www.tyco.com or by writing to Attn: Tyco Shareholder Services, Tyco International Ltd., 90 Pitts Bay Road, Second Floor Pembroke HM 08, Bermuda.

General

        The enclosed proxy is solicited on behalf of Tyco's Board. Unless otherwise directed, proxies held by the Chief Executive Officer or Chief Financial Officer will be voted at the Annual General Meeting (or an adjournment or postponement thereof) FOR the setting of the maximum number of directors at 12, FOR the election of all 11 nominees to the Board of Directors named on the proxy card, FOR the authorization of the Board of Directors to appoint an additional director to fill the vacancy proposed to be created on the Board of Directors, and FOR the re-appointment of the independent auditors and authorizing the Audit Committee of the Board to set their remuneration. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer or Chief Financial Officer will vote the common shares represented by such proxies in accordance with his discretion.

2006 Proxy Statement            49

APPENDIX A

AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee is appointed by the Board to assist the Board in monitoring:

  a.
  The integrity of the financial statements of the Company,
  b.
  The outside auditor's independence and qualifications,
  c.
  The performance of the Company's internal and external auditor,
  d.
  The compliance by the Company with legal and regulatory requirements, and
  e.
  The effectiveness of the Company's internal controls.

    The Audit Committee also is responsible for:

  a.
  Preparing the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement, and
  b.
  Overseeing the Company's policies, practices and compliance regarding its Guide to Ethical Conduct.

AUTHORITY

                The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes but is not limited to:

  a.
  Retain outside counsel, accountants, outside advisors, consultants, or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions.
  b.
  Seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the committee's requests.
  c.
  Meet with the senior internal auditor, company officers, external auditors, or outside counsel, as necessary.

COMPOSITION

                The Audit Committee shall have at least three members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, as determined by the Board. The Board, after due consideration of the recommendation of the Corporate Governance and Nominating Committee, shall appoint the members of the Audit Committee and designate its chair. Committee members may not serve on more than two additional Audit Committees of other public companies without the approval of the full Board of Directors.

                Each member of the Audit committee will be financially literate, as determined by the board. At least one member of the Audit Committee will qualify as an "audit committee financial expert," as defined by the SEC.

MEETINGS

                The Audit Committee shall meet at least six times a year, and may meet additionally as it deems necessary or appropriate in its judgment, either in person or telephonically. The Audit Committee shall meet at least quarterly with management, the senior internal auditor, and the external auditor in separate executive sessions.

2006 Proxy Statement            A-1

RESPONSIBILITIES

  The Audit Committee will carry out the following responsibilities:

          Financial Statements

  1)
  Review the annual audited and quarterly financial statements, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management, the internal auditor, and the outside auditor, and recommend to the Board whether the audited financial statements should be included in the annual report on Form 10-K.

  2)
  Discuss, including with the internal and outside auditor, corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

  3)
  Review the process for the SEC-required CEO and CFO quarterly certification of financial statements.

  4)
  Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:

•	Significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;
•	Major issues regarding the Company's accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the outside auditor, internal auditor or management;
•	Matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
•	The results of the audit, which should include a review of any audit problems or difficulties encountered by the outside auditor in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information, and any disagreements with management; and
•	Principles of accounting proposed or promulgated by regulatory accounting authorities.

          External Audit

  1)
  Annually retain, subject to the affirmative vote of a majority of the votes cast by shareholders, evaluate, and, if appropriate, recommend termination of the Company's outside auditor. The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, oversight, and evaluation of performance of the work of the outside auditor. In addition, the Audit Committee will review and evaluate the performance of the auditor's lead audit partner. The Audit Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the outside auditor. The Audit Committee shall establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

  2)
  At least annually, obtain and review a report from the outside auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the auditor's independence, consider the independence of the outside auditor, and otherwise take appropriate action to satisfy itself of the independence of the auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor's independence.

  3)
  Establish policies for the hiring of employees and former employees of the outside auditor.

A-2            2006 Proxy Statement

  4)
  At least annually, review the external auditor's proposed audit scope and approach, including coordination of audit effort with internal audit, to ensure the completeness of coverage and reduction of redundant efforts.

  5)
  At least annually, obtain and review a report by the outside auditor describing its own internal quality-control procedures; any material issues raised by its most recent quality-control review or peer review; and any inquiry or investigation by governmental or professional authorities respecting any of its audits within the past five years, together with any steps taken to deal with any such issues.

  6)
  On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

          Internal Audit

  1)
  Select, monitor, evaluate, compensate, and if necessary, replace the internal audit director.

  2)
  Review with management and the senior internal auditor the charter, scope, responsibilities, plans, budget, staffing, organizational structure, thefts and defalcations and results of the internal audit function.

  3)
  The senior internal auditor will regularly attend all audit committee meetings. At least quarterly, meet separately with the senior internal auditor to discuss any matters that the committee or internal audit believes should be discussed privately.

          Compliance

  1)
  Selecting, monitoring, evaluating, compensating, and if necessary replacing the Corporate Ombudsman.

  2)
  Advise the Board with respect to the Company's Guide to Ethical Conduct, and annually review and assess the adequacy of the Guide to Ethical Conduct and recommend any proposed changes to the Board. Specifically, the Audit Committee shall discuss with management, the Company's senior internal auditor, and the Senior Vice President—Corporate Governance, their compliance with the Company's Guide to Ethical Conduct, including any insider and affiliated party transactions, and the Company's procedures to monitor compliance throughout the Company with the Guide to Ethical Conduct.

  3)
  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable law and regulations.

  4)
  Review the effectiveness of procedures for the receipt, retention, resolution and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for employees to make confidential and anonymous submissions of concern regarding questionable accounting or auditing matters. This should also include a review of management follow-up, including disciplinary action, for any actions of noncompliance.

          Internal Controls

  1)
  Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  2)
  Periodically review the adequacy and effectiveness of the Company's disclosure controls and procedures and the Company's internal controls, including any significant deficiencies and significant changes in internal controls.

2006 Proxy Statement            A-3

  3)
  Consider the effectiveness of the Company's internal control over annual and interim financial reporting, including information technology security and control.

  4)
  Understand the scope of internal and external auditor's review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management responses.

          Reporting

  1)
  Regularly report to the Board about committee activities, issues and related recommendations.

  2)
  Report annually to the shareholders, describing the committee's composition, responsibilities, and how they were discharged, and any other information required by regulators.

          Other Responsibilities

  1)
  Assess annually the Audit Committee's and individual members' performance of the duties specified in this Charter and report its findings to the Board.

  2)
  Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board.

A-4            2006 Proxy Statement

TYCO INTERNATIONAL LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Proxy Card for use at the 2006 Annual General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco International Ltd., a company organized under the laws of Bermuda ("Tyco"), to be held on March 9, 2006 at 9:00 a.m., local time, at the MODIS Building, 1 Independent Drive, Jacksonville, Florida 32202.

        The person signing on the reverse of this card, being a holder of common shares of Tyco, hereby appoints as his/her proxy at the Meeting, Edward D. Breen or Christopher J. Coughlin, or either of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her common shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the common shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the common shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR the election of all nominees to the Board of Directors and FOR proposal numbers 1a, 1c and 2, as described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1a.
Set the maximum number of directors at 12.

1b.
Election of the 11 nominees to the Board of Directors.

1c.
Authorization for the Board of Directors to appoint an additional director to fill the vacancy proposed to be created on the Board.

2.
Re-appointment of Deloitte & Touche LLP as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

        In Bermuda:    Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 5:00 p.m. on March 8, 2006.

        In the United States:    Tyco International Ltd., c/o Mellon Investor Services, P.O. Box 3510, South Hackensack, New Jersey 07606-9247, United States of America, by 8:00 a.m. on March 9, 2006.

        In the United Kingdom:    Tyco International Ltd., c/o Tyco Holdings (UK) Limited, Law Department, 7th Floor, Broadgate West, 9 Appold Street, London EC2A 2AP, United Kingdom, by 5:00 p.m. on March 8, 2006.

        In Australia:    Tyco International Ltd., c/o Tyco International Pty. Limited, Unit 38, 38 South Street, Rydalmere NSW 2116, Australia, by 5:00 p.m. on March 8, 2006.

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBERS 1a, 1c and 2, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL 11 NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBERS 1a, 1c and 2.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1a.	Set the maximum number of directors at 12	☐	☐	☐	1c.	Authorization for the Board of Directors to appoint an additional director to fill the vacancy proposed to be created on the Board	☐	☐	☐
1b.	Election of the 11 nominees listed below to the Board of Directors				2.	Re-appointment of Deloitte & Touche LLP as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 Dennis C. Blair, 02 Edward D. Breen, 03 Brian Duperreault, 04 Bruce S. Gordon, 05 Rajiv. L. Gupta, 06 John A. Krol,		FOR ALL ☐	WITHHOLD AUTHORITY ☐	FOR ALL EXCEPT ☐		Note:
07 Mackey J. McDonald, 08 H. Carl McCall, 09 Brendan R. O'Neill, 10 Sandra S. Wijnberg, 11 Jerome B. York					1.	In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.
To vote for all nominees, mark the "For All" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided below.					2.	In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.
Exceptions:
					3.	Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature	Signature/Title	Date

FOLD AND DETACH HERE

ADMISSION TICKET
2006 Annual General Meeting
of
Shareholders
of
Tyco International Ltd.
March 9, 2006
9:00 A.M., Local Time

MODIS Building
Second Floor Auditorium
1 Independent Drive
Jacksonville, Florida 32202

QuickLinks

TYCO INTERNATIONAL LTD. NOTICE OF 2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 9, 2006
TABLE OF CONTENTS
INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING
CORPORATE GOVERNANCE
COMPENSATION OF NON-EMPLOYEE DIRECTORS
PROPOSAL NUMBER ONE—SETTING OF MAXIMUM NUMBER OF DIRECTORS; ELECTION OF DIRECTORS AND AUTHORIZATION TO FILL VACANCY
COMMITTEES OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
BOARD COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER
TYCO INTERNATIONAL LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL 11 NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBERS 1a, 1c and 2.
FOLD AND DETACH HERE
ADMISSION TICKET 2006 Annual General Meeting of Shareholders of Tyco International Ltd. March 9, 2006 9:00 A.M., Local Time
MODIS Building Second Floor Auditorium 1 Independent Drive Jacksonville, Florida 32202